Exhibit 10.70
EXECUTION COPY
MERRILL LYNCH CREDIT CORPORATION
Servicer
and
CENDANT MORTGAGE CORPORATION
Subservicer

EQUITY ACCESS® AND OMEGASM LOAN SUBSERVICING AGREEMENT
Dated and effective as of June 6, 2002

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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ARTICLE VIII
ASSIGNMENT OF MORTGAGES

Section 8.01.	Assignments	49

ARTICLE IX
THIRD PARTY CONSENTS

Section 9.01.	Third Party Consents	49

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSERVICER

Section 10.01.	Compliance and Conditions	50
Section 10.02.	Corporate Resolution	50
Section 10.03.	No Material Adverse Change	50
Section 10.04.	Financial Ability to Indemnify	50
Section 10.05.	Opinion of Counsel for Servicer	50
Section 10.06.	Correctness of Representations and Warranties	51
Section 10.07.	Litigation or Administrative Action	51
Section 10.08.	Third Party Consents	51
Section 10.09.	Effective Agreements	51

ARTICLE XI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SERVICER

Section 11.01.	Compliance with Conditions	51
Section 11.02.	Corporate Resolution	51
Section 11.03.	Correctness of Representations and Warranties	52
Section 11.04.	Third Party Consents	52
Section 11.05.	Opinion of Counsel for Subservicer	52
Section 11.06.	No Material Adverse Change	52
Section 11.07.	Financial Ability to Indemnify	52
Section 11.08.	Effective Agreements	53

ARTICLE XII
ANNUAL CERTIFICATIONS

Section 12.01.	Annual Statement as to Compliance	53
Section 12.02.	Annual Independent Certified Public Accountants’ Servicing Reports	53

ARTICLE XIII
INDEMNIFICATION

Section 13.01.	Indemnification of Subservicer	54

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Section 17.20.	Merger or Consolidation of Servicer and Subservicer	69
Section 17.21.	Termination Assistance	70

EXHIBIT B

MLCC EQUITY ACCESS DAILY RECONCILIATION

SCHEDULES AND EXHIBITS

Exhibit A	List of Pooling and Servicing Agreements
Exhibit B	23A/B Procedures
Exhibit C	Change of Control List
Exhibit D	Mortgage Loan Schedule
Exhibit E	Operations Guide
Exhibit F	Reconciliation Schedule of Subservicer Advances
Exhibit G	BSA Policies and Procedures
Exhibit H-1	Exposure Report
Exhibit H-2	Omega Delinquency Report
Exhibit I	Form of Limited Power of Attorney
Exhibit J	MLCC Equity Access Daily Reconciliation
Exhibit K	Periodic Subservicer Remittance and Accounting Reports
Exhibit L	Private Investor Agreements
Exhibit M	Equity Access Litigation Tracking Report
Exhibit N	Provisional Credit Tracking Report
Exhibit O	Returned Check Tracking Report
Schedule 2.07	Complex Defaulted Mortgage Loans
Schedule 2.26	Outsource Vendors
Schedule 5.03(a)	Form of Officer’s Certificate for Certain Events

     This EQUITY ACCESS® and OMEGA SM LOAN SUBSERVICING AGREEMENT, dated and effective as of June 6, 2002 (this “Agreement”), between Merrill Lynch Credit Corporation, as Servicer (the “Servicer”), and Cendant Mortgage Corporation, as Subservicer (the “Subservicer”) (each a “Party”, and collectively, the “Parties”).
W I T N E S S E T H:
     WHEREAS, the Subservicer is engaged in the business of servicing and subservicing residential mortgage loans;
     WHEREAS, the Servicer and the Subservicer have executed an Origination Assistance Agreement dated as of December 15, 2000, pursuant to which the Subservicer has agreed to originate on behalf of the Servicer certain revolving home equity line of credit loans, and the parties hereto desire the Subservicer to subservice such loans for the Servicer; and
     WHEREAS, the Servicer services certain revolving line of credit loans secured by marketable securities, and the parties hereto desire the Subservicer to subservice such loans for the Servicer; and
     WHEREAS, the Servicer services certain securitized and non-securitized, residential first and second lien equity line of credit loans pursuant to the Pooling and Servicing Agreements and Private Investor Agreements, and the parties hereto desire the Subservicer to subservice such loans for the Servicer; and
     WHEREAS, the Servicer and the Subservicer wish to set forth the terms under which the all such loans are to be subserviced by the Subservicer for the Servicer;
     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the Servicer and the Subservicer agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01. Incorporation of Recitals; Defined Terms. The foregoing recitals are hereby incorporated herein by reference. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meaning specified therefore in this Article:
     Accommodation Party means Bankers Trust Company, New Jersey, Limited Trust Services, its successors, or any other FDIC-insured bank mutually agreed between the Servicer and the Subservicer.
     Account Number means an account number or similar form of access number relating to a Borrower’s Mortgage Loan or other financial product or service with or from MLCC, other than any internal identifying number assigned by Cendant to the Mortgage Loan.

     Additional Collateral means, with respect to any Mortgage 100sm Loan, Omegasm Loan or Parent Power® Mortgage Loan, the marketable securities subject to a security interest pledged as security for the related loan.
     Additional Collateral Agreement means a Mortgage 100sm Pledge Agreement, a Merrill Lynch Omegasm Account Agreement or a Parent Power® Agreement.
     Additional Collateral Mortgage Loan means each Mortgage Loan that is either a Mortgage 100sm Loan, Omegasm Loan or Parent Power® Mortgage Loan as to which the Additional Collateral is still required to be provided as set forth in the related Pledge Agreement.
     Affiliate means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. (Capitalized terms derived from the word Affiliate (e.g., “Affiliated”) shall have corresponding meanings.) For the purposes of this definition, “control,” “controlled by,” and “under common control with” means the direct or indirect possession of ordinary voting powers to elect a majority of the board of directors or comparable body of a Person.
     Agreement means this Equity Access® and Omegasm Loan Subservicing Agreement and all exhibits and schedules hereto, all of which are incorporated herein by reference, as the same may from time to time be amended or supplemented by one or more instruments executed by all parties hereto.
     Ancillary Fees means, with respect to any Mortgage Loan, (i) all late charges, (ii) all fees payable pursuant to Subservicer’s “Speed Pay” program, (iii) all returned-item charges (e.g., non-sufficient funds (“NSF”) charges) and (iv) out-of-pocket expenses for post-default property inspections.
     Applicable Requirements means and includes, as of the time of reference, collectively, (1) with respect to the Mortgage Loans, all of the following: (a) all contractual obligations of Servicer (and any Originator and/or Prior Servicer) or Subservicer contained in this Agreement, the other Transaction Agreements, the Mortgage Loan Documents, the applicable Pooling and Servicing Agreements, the Private Investor Agreements, the applicable guides or any agreement with any Insurer, for which obligations Servicer (and any Originator and/or Prior Servicer) or Subservicer is responsible or at any time was responsible; (b) all applicable federal, state, and local legal and regulatory requirements (including laws, statutes, rules, regulations, administrative interpretations and ordinances as well as any of the foregoing requirements applicable to Servicer by virtue of its state licenses, qualifications and exemptions and by virtue of its being a subsidiary of Merrill Lynch Bank USA) binding upon Servicer (and any Originator and/or Prior Servicer) or Subservicer; (c) all other applicable requirements and guidelines of each governmental agency, board, commission, instrumentality, and other governmental body or office having jurisdiction, including, but not limited to, those of any Insurer; (d) all other applicable judicial and administrative judgments, orders, stipulations, awards, writs, and injunctions; (e) with respect to Subservicer’s obligations, the provisions of the Operations Guide, to the extent applicable; (f) the reasonable and customary mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction in which the related Mortgaged Properties are located, if applicable; and (g) any applicable MLCC or Merrill Lynch Bank USA internal policies and procedures, as revised from time to time in accordance with the terms hereof, and (2) the Foreign Corrupt Practices Act of 1977, as amended.
     Appraised Value means, with respect to any Mortgage Loan, the value of the related Mortgaged Property based upon the lesser of (i) the appraisal made for the Originator at the time of origination of the Mortgage Loan, and (ii) if applicable, the sales price of the Mortgaged Property at such time of origination.
     ARM Loan means a Mortgage Loan with a Mortgage Rate that is adjustable pursuant to the terms of the related Mortgage Note.
     Assignment means, with respect to a Mortgage Loan, a written instrument that, when recorded in the appropriate office of the local jurisdiction in which the related Mortgaged Property is located, will reflect the transfer of the Mortgage identified therein from the transferor to the transferee named therein.
     Available Credit means, with respect to any Mortgage Loan, the Credit Limit for such Mortgage Loan less the Outstanding Principal Balance for such Mortgage Loan less any hold on funds.
     Borrower means the borrower with respect to any Mortgage Loan.
     Borrower Default means, with respect to any Borrower (i) the failure by a Borrower to make any payment under a Mortgage Loan when due and payable, (ii) the failure by a Borrower to perform any covenant of any Mortgage Loan Document which failure is not cured within any applicable cure period, or (iii) the occurrence of any other event or condition which would permit Servicer, under the Mortgage Loan Documents applicable to such Borrower, to (A) terminate Borrower’s Mortgage Loan, (B) accelerate repayment of the Mortgage Loan, (C) temporarily or permanently restrict further Mortgage Loan Advances under a Mortgage Loan, or (D) reduce the Credit Limit with respect to a Mortgage Loan.
     Borrower Information means any personally identifiable information or records in any form (written, electronic, or otherwise) relating to a Borrower, including, but not limited to, a Borrower’s name, address, telephone number, loan number, loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Borrower has a relationship with MLCC; and any other personally identifiable information.
     BSA means the regulations set forth in 31 C.F.R. Part 103, promulgated under the Bank Secrecy Act, 12 U.S.C. § 1829b, 12 U.S.C. §§ 1951-1959 and 31 U.S.C. §§ 5311-5330, and similar requirements under state laws and regulations.

     BSA Policies and Procedures shall have the meaning given in Article XVI hereof.
     Business Day means any day other than (i) a Saturday or Sunday, (ii) a day on which banking institutions in the States of New Jersey, Florida or New York, or the state in which the Corporate Trust Office (as such term is defined in the related Pooling and Servicing Agreement) is located are required or authorized by law or by executive order to be closed, or (iii) a day on which Servicer or Subservicer is not actually open for business.
     Card means a VISA® card issued by an Affiliate of Servicer at its option, to a Borrower under a Mortgage Loan pursuant to his or her Mortgage Loan Documents for use in obtaining Mortgage Loan Advances.
     Cendant means Cendant Mortgage Corporation, d/b/a PHH Mortgage Services, and its successors in interest.
     Cendant Mortgage Loan means a Mortgage Loan originated by Subservicer pursuant to the Origination Agreement.
     Certificate means “Certificate,” as such term is defined in the related Pooling and Servicing Agreement.
     Certificateholder means a “Certificateholder,” as such term is defined in the related Pooling and Servicing Agreement.
     Certificate Insurer means the “Certificate Insurer,” as such term is defined in the related Pooling and Servicing Agreement.
     Charge means a Mortgage Loan Advance initiated through the authorized use of a Card.
     Check means any check, draft or other form of payment order drawn on an agent of Subservicer, or drawn on Servicer at its option, and issued to a Borrower under a Mortgage Loan pursuant to his or her Mortgage Loan Documents for use in obtaining a Mortgage Loan Advance.
     Code means the Internal Revenue Code of 1986, as amended.
     Company means the “Company,” as such term is defined in the related Pooling and Servicing Agreement.
     Complex Defaulted Mortgage Loan shall have the meaning given in Section 2.07.
     Condemnation Proceeds means all awards or settlements in respect of a taking of a partial or an entire Mortgaged Property by the exercise of the power of eminent domain or condemnation.
     Continuing Directors means, as of any date of determination, any member of the Board of Directors of either Cendant Corporation or Subservicer, as the case may be, who:

     (1) was a member of such Board of Directors on the date hereof; or
     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
     Co-op Lease means, with respect to a Co-op Loan, the proprietary lease with respect to a dwelling unit occupied by the Mortgagor and relating to the stock allocated to such dwelling unit.
     Co-op Loan means a Mortgage Loan secured by the pledge of the evidence of ownership allocated to a dwelling unit in a residential cooperative housing corporation and a collateral assignment of the related Co-op Lease.
     Credit Limit means, with respect to any Mortgage Loan, the maximum amount of credit available to a Borrower in the form of Mortgage Loan Advances under his or her Mortgage Loan Documents.
     Defaulted Mortgage Loan means any Mortgage Loan (i) as to which a monthly payment is three (3) months or more past due, (ii) for which the Mortgagor has filed for bankruptcy, or (iii) for which foreclosure proceedings have been commenced.
     Direct Competitor shall mean any Person listed on Exhibit C hereto.
     Distribution Certificate has the meaning set forth in Section 5.01(a).
     Distribution Date means “Distribution Date,” or the “Remittance Date,” as such terms are defined in the related Pooling and Servicing Agreement.
     EDP means the MLCC computer tracking system used by MLCC as of January 1, 2001 to service Equity Loans, which computer tracking system is licensed to Subservicer pursuant to the Licensing Agreement, or such other computer tracking system that Subservicer may utilize from time to time to subservice the Equity Loans, provided, that such other computer tracking system enables Subservicer to perform its obligations under this Agreement, including its obligation to produce the reports and provide the information required to be provided to the Servicer hereunder.
     EDP Participation Report means the EDP system report that identifies investor participation balances.
     Equity Loan means, as applicable: (a) home equity line of credit loans known as “Equity Access® Loans” secured by liens on real property in various states, or as such product is defined in the applicable Private Investor Agreement or Pooling and Servicing Agreement, or (b) Omegasm Loans. This definition is subject to the terms of Section 2.01(i).

     Event of Default shall have the meaning given in Section 14.01.
     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.
     Federal Funds Rate means the per annum rate of interest (rounded upward to the nearest 1/100 of 1%) that is the weighted average of the rates on overnight federal funds transactions arranged on such day or, if such day is not a Business Day, the previous Business Day, by federal funds brokers computed and released by the Federal Reserve Bank of New York (or any successor) in substantially the same manner as such Federal Reserve Bank currently computes and releases the weighted average it refers to as the “Federal Funds Effective Rate” at the date of this Agreement.
     FHA means the Federal Housing Administration or any successor thereto.
     FHLMC means the Federal Home Loan Mortgage Corporation or any successor thereto.
     Financial Services Firm shall mean any Person that offers, directly or indirectly, any financial services or financial product.
     FNMA means the Federal National Mortgage Association or any successor thereto.
     FNMA Servicing Guide means the FNMA Servicing Guide, as amended from time to time.
     FRB means the Federal Reserve Bank of New York or San Francisco, as the case may be.
     GNMA means the Government National Mortgage Association or any successor thereto.
     HUD means the Department of Housing and Urban Development or any successor thereto.
     Indemnified Party shall have the meaning given in Section 13.04(b) hereof.
     Indemnifying Party shall have the meaning given in Section 13.04(b) hereof.
     Independent Appraisal means an appraisal by an appraiser mutually agreed to by Servicer and Subservicer or, if they cannot so mutually agree within 10 days of request by either such party, by two widely recognized independent appraisers, one of which appraisers shall be chosen by Servicer and one by Subservicer, or, if such two appraisers cannot agree as to an appraisal, they shall jointly select a third widely recognized independent appraiser; provided, however, that if either party shall fail to appoint an appraiser within 15 days after a written request to do so by the other party or, if such two appraisers cannot agree and fail to appoint a third appraiser within 20 days after the date of the appointment of the second of such appraisers, then either party may apply to the American Arbitration Association to make such appointment. In the event such third independent appraiser shall be chosen to provide such appraisal, unless the parties agree otherwise, such appraisal shall be required to be made within 20 days of such appointment. If three appraisers shall be appointed, the determination of the appraiser that shall differ most from the second highest determination of all three appraisers shall be excluded, the remaining two determinations shall be averaged and such average shall constitute the determination of the appraisers; provided, however, that, if the determination of two appraisers shall differ equally from the second highest determination of all three appraisers, all three determinations shall be averaged and such average shall constitute the determination of the appraisers. Any appraiser appointed pursuant to the foregoing procedure shall be instructed to determine the amount within 20 days after his appointment.
     Insurance Proceeds means proceeds of any mortgage insurance policy, title policy, hazard policy or other insurance policy covering a Mortgage Loan, if any, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures the Subservicer is required to follow in subservicing mortgage loans pursuant to this Agreement.
     Insurer means an entity that insures or guarantees all or part of the risk of loss on a Mortgage Loan, including but not limited to, any private mortgage insurance provider, standard hazard insurance provider, flood insurance provider, earthquake insurance provider or title insurance provider.
     Interest Advance means those advances of interest required by the related Pooling and Servicing Agreement or Private Investor Agreement.
     IRS means the Internal Revenue Service or any successor thereto.
     Issuer means the issuer of the Checks and Cards, as designated by Servicer.
     Knowledge means that whenever any representation, warranty or other statement contained in this Agreement is qualified by reference to “Servicer’s knowledge” or Subservicer’s knowledge” or “to the best of Servicer’s knowledge” or “to the best of Subservicer’s knowledge,” that qualified reference shall be deemed to include knowledge of facts or conditions of which Servicer or Subservicer either is actually aware or should have been aware under the circumstances in the discharging of Servicer’s or Subservicer’s servicing duties. All matters of public record that, at the time of origination of any Mortgage Loan originated by Servicer or Subservicer, appeared in the related title insurance policy/commitment shall be deemed to be known by Servicer or Subservicer, as the case may be, and all matters contained or disclosed in any Mortgage Loan Documents shall be deemed to be known by Servicer or Subservicer.
     Law means any United States federal, state or local statute, law, ordinance, regulation, rule, code, order, requirement, judgment, decree, writ, injunction or rule of law (including common law).

     Licensing Agreement means that certain License and Services Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Liquidation Proceeds means amounts, other than Insurance Proceeds and Condemnation Proceeds, received by the Subservicer or Servicer in connection with the liquidation of a Defaulted Mortgage Loan through foreclosure, sale or otherwise (including, but not limited to, amounts received by the Subservicer from MLCC with respect to a Mortgage 100sm Pledge Agreement), other than amounts received following the acquisition of an REO Property.
     Loan Information means, with respect to any Mortgage Loan, the servicing, loan level and other information as may from time to time be designated by Servicer, which information is, as of the date hereof, being generated by the EDP.
     Loan Purchase and Sale Agreement means that certain Loan Purchase and Sale Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Loan-to-Value Ratio means, with respect to any Mortgage Loan, as of any date on which a determination thereof is made, the ratio on such date of the aggregate outstanding principal balance of such Mortgage Loan and the outstanding principal balance of any first lien residential mortgage loan to the Appraised Value of the related Mortgaged Property.
     Loss means, in respect of any indemnification arising under this Agreement, any and all losses, claims, damages, penalties, liabilities, obligations, judgments, settlements, awards, demands, offsets, defenses, counterclaims, actions or proceedings, reasonable out-of-pocket costs, expenses and attorneys’ fees of the Indemnified Party (including but not limited to, (a) any reasonable costs, expenses and attorneys’ fees incurred by the Indemnified Party in enforcing such right of indemnification against any Indemnifying Party or with respect to any appeal and (b) interest at the Federal Funds Rate on any amount for which the Indemnified Party is entitled to be indemnified from the date the Indemnified Party notifies the Indemnifying Party of the expenditure of such amounts until such amounts are paid by the Indemnifying Party; provided, however, that in no event shall a “Loss” include a claim for consequential damages, indirect damages or lost profits except when the Loss results from fraud or willful misconduct of the Indemnifying Party.
     Merrill Lynch Omegasm Account Agreement means, with respect to each Omegasm Loan, the Merrill Lynch Omegasm Account Agreement between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in various investment securities.
     MLCC means Merrill Lynch Credit Corporation and its successors in interest.

     MLCC Data means any data, databases, reports and records relating to financial products from or services with MLCC, including, without limitation, Account Numbers, Borrower Information, and data derived therefrom.
     MLCC Portfolio Servicing Agreement means the Portfolio Servicing Agreement dated as of January 28, 2000, between the Servicer, as owner, and the Subservicer, as the company, as the same may be amended from time to time in accordance with the terms thereof.
     MLCC Services shall mean collectively, the Origination Services and Subservicer’s obligations under the Servicing Rights.
     Monthly Payment means the monthly payment due on a Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note.
     Mortgage means the mortgage, deed of trust or other instrument creating a first or second lien interest in an estate in fee simple in real property (or, in the case of a Co-op Loan, the applicable security agreement and financing statements), or a leasehold that extends at least five years beyond the maturity of the related Mortgage Loan, securing a Mortgage Note.
     Mortgage 100sm Loan means a Mortgage Loan having at the time of origination a Loan-to-Value Ratio generally in excess of MLCC’s maximum acceptable Loan-to-Value Ratio for such Mortgage Loan, which Mortgage Loan is secured by Additional Collateral having a market value, as of the date of such loan’s origination, at least equal to the related Original Additional Collateral Requirement.
     Mortgage 100sm Pledge Agreement means, with respect to each Mortgage 100sm Loan, the Mortgage 100sm Pledge Agreement for Securities Account between the related Mortgagor and MLCC pursuant to which such Mortgagor granted a security interest in various investment securities.
     Mortgage Loan means an Equity Loan, as identified on the Mortgage Loan Schedule.
     Mortgage Loan Advance means an advance of funds to or on behalf of a Borrower pursuant to a Mortgage Loan, whether by Check, Card, draft, wire transfer, certified or cashier’s check or otherwise.
     Mortgage Loan Documents means, with respect to any Mortgage Loan, the file containing any and all documents, instruments or agreements evidencing, securing or relating to the loan and related Mortgage, including notes, credit agreements, Mortgages, guarantees, card agreements, check agreements, wire transfer agreements, and title and casualty insurance policies.
     Mortgage Loan Schedule means the schedule of Mortgage Loans subserviced pursuant to this Agreement, which has been delivered to the Subservicer, containing the information set forth in Exhibit D attached hereto.

     Mortgage Note means the note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.
     Mortgage Rate means the per annum rate of interest for the applicable period borne by the Mortgage Loan, as determined pursuant to the Mortgage Note.
     Mortgaged Property means any one- to four-family residence (at the time of the origination of the applicable Mortgage Loan) that is encumbered by a Mortgage, including all buildings and fixtures thereon and all accessions thereto, and including installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or affixed to such buildings, and all alterations, additions and replacements thereto. The term “Mortgaged Property” shall include, to the extent the context shall permit or require, a dwelling unit in a private, non-profit, residential cooperative housing corporation together with the shares of stock issued by said corporation, which are represented by a stock certificate.
     Mortgagor means any and all obligors under a Mortgage Note and/or Mortgage.
     Nonrecoverable Advance means a “Nonrecoverable Advance,” as such term is defined in the related Pooling and Servicing Agreement.
     OAA Equity Loan means an Equity Loan that has been originated by the Subservicer on behalf of the Servicer pursuant to the Origination Agreement.
     Officer’s Certificate means a certificate signed by a Vice President or more senior officer of the Subservicer or the Servicer.
     Omegasm Loan means a revolving line of credit loan secured by marketable securities.
     Operations Guide means the Operations Guide attached hereto as Exhibit E, as the same shall be amended from time to time by Servicer.
     Original Additional Collateral Requirement means “Original Additional Collateral Requirement,” as such term is defined in the related Pooling and Servicing Agreement.
     Origination Agreement means the Origination Assistance Agreement, dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Origination Services shall mean the loan origination services to be performed by Subservicer for and on behalf of Servicer as detailed in the Origination Agreement.
     Originator means, with respect to any Mortgage Loan, the person(s), entity or entities that (i) took the relevant Mortgagor’s loan application; (ii) processed the relevant Mortgagor’s loan application; and/or (iii) closed and/or funded such Mortgage Loan.

     Outsource Vendor means any vendor, whether or not an Affiliate, retained by Servicer to perform any aspects of servicing the Mortgage Loans and identified in Schedule 2.26.
     Outstanding Principal Balance means the sum of all principal amounts outstanding with respect to a Mortgage Loan as of a particular time, without reduction for the amount of any payment received in respect of principal that has not been cleared and credited.
     Parent Power® Agreement means a Parent Power® Guaranty and Security Agreement for Securities Account or a Parent Power® Guaranty Agreement for Real Estate.
     Parent Power® Guaranty Agreement for Real Estate means an agreement between MLCC and a guarantor on behalf of a Mortgagor under a Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan, authorizes MLCC to draw on the related Equity Loan to fund such guaranty, and has secured such Equity Loan with a Mortgage secured by a lien on residential real estate of the guarantor.
     Parent Power® Guaranty and Security Agreement for Securities Account means an agreement between MLCC and a guarantor on behalf of a Mortgagor under a Parent Power® Mortgage Loan pursuant to which such guarantor guarantees the payment of certain losses under such Parent Power® Mortgage Loan and has granted a security interest to MLCC in certain marketable securities to collateralize such guaranty.
     Parent Power® Mortgage Loan shall mean a Mortgage Loan that is supported by a Parent Power® Agreement.
     Participation means the participating investor ownership or security interest in the Mortgage Loan.
     Pass-Through Transfer means the sale or other transfer (which may include one or more related, intermediate transfers in a whole loan format to one or more Affiliates of the Servicer) of some or all of the Mortgage Loans to a Subsequent Purchaser that is a trust or another Person as a part of a transaction (i) that involves (A) the sale of securities evidencing an interest in such Mortgage Loans or (B) the public issuance or private placement of securities evidencing an interest in such Mortgage Loans, which securities also may evidence an interest in other mortgage loans, may be issued through a REMIC and may, as a condition to their issuance, be rated “AA/Aa” or higher by the Rating Agencies and (ii) for which the Subservicer or the Servicer will act as the master servicer of the Mortgage Loans.
     Permission Agreement means the Trademark Use Agreement, dated as of December 15, 2000, between Servicer and Subservicer.
     Person means an individual, association, joint stock company, corporation, limited liability company, partnership, joint venture, trust, or unincorporated organization, or a federal, state, city, municipal, or foreign government, or an agency or political subdivision thereof.

     Personnel of a Party shall mean such Party, its employees, subcontractors, consultants, representatives and agents.
     Pledge Agreement means any Mortgage 100sm Pledge Agreement or a Merrill Lynch Omegasm Account Agreement related to an Additional Collateral Mortgage Loan.
     Pooling and Servicing Agreement means a pooling and servicing agreement, designated as such, to which the Servicer, the related Trustee, and the related Company are parties. The Pooling and Servicing Agreements subject to this Agreement are identified on Exhibit A attached hereto, as may, from time to time, be amended.
     Prior Servicer means any Person that was a servicer or subservicer of any Mortgage Loan before Servicer became the Servicer of such Mortgage Loan under a Pooling and Servicing Agreement.
     Private Investor means, (i) MLCC or (ii) with respect any Investor Agreement, the party for which Servicer is servicing and administering the related mortgage loans pursuant to such Investor Agreement.
     Private Investor Agreement means the agreement or agreements (including all exhibits and schedules thereto and all amendments and supplements thereof) between Servicer and the applicable Private Investor relating to Mortgage Loans owned by such Private Investor and the servicing thereof by Servicer. With respect to Mortgage Loans for which MLCC is the Private Investor, “Investor Agreement” means this Agreement. The Private Investor Agreements subject to this Agreement are identified on Exhibit L attached hereto, as may, from time to time, be amended.
     Provisional Credit means any non-VISA® credit that is given to an Equity Loan to manage fraud related activity or to adjust account activity for Subservicer research purposes pursuant to conditions in Operations Guide.
     Purchase and Sale Agreement means the Servicing Rights Purchase and Sale Agreement dated as of December 15, 2000, between Servicer and Subservicer, as the same may be amended from time to time in accordance with the terms thereof.
     Rating Agency means, (i) with respect to Mortgage Loans which are, as of the date hereof, subject to a Pooling and Servicing Agreement, a “Rating Agency,” as such term is defined in the related Pooling and Servicing Agreement, and (ii) with respect to Mortgage Loans which are not subject to a Pooling and Servicing Agreement as of the date hereof, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., Fitch Investors Service, L.P. and Duff & Phelps Credit Rating Co. and, in connection with any Pass-Through Transfer, any other nationally recognized statistical rating organization from which the Servicer or any of its Affiliates may seek a rating with respect to such Pass-Through Transfer.

     REMIC means a “real estate mortgage investment conduit,” as such term is defined in the Code.
     Returned Check has the meaning set forth in Section 2A.1.
     REO Disposition means the final sale of an REO Property.
     REO Property means any Mortgaged Property owned in fee simple (or if a cooperative, the allocated shares of which are owned) by the applicable Trustee as a result of a foreclosure of a Mortgage Loan, or similar action.
     RESPA means the Real Estate Settlement Procedures Act, 12 U.S.C. § 2601 et seq., and Regulation X, 24 C.F.R. § 3500.21, thereunder, as the foregoing may be amended from time to time.
     Revolving Trust means those existing and future securitizations of Equity Access® Loan account balances, including, but not limited to, the securitizations set forth on Exhibit A.
     Servicer means MLCC.
     Servicer Advance means the outstanding moneys that have been advanced by Servicer from its funds in connection with its servicing of the Mortgage Loans (including, but not limited to, interest, taxes, ground rents, assessments, insurance premiums, foreclosure and bankruptcy fees and expenses, and other expenses) which have been made in accordance with the applicable Private Investor Agreement or applicable Pooling and Servicing Agreement, and for which Servicer has a right of reimbursement from Mortgagors, Insurers, the applicable Trust Fund, or otherwise.
     Servicing Fee means the servicing fee payable to the Servicer as set forth in the applicable Pooling and Servicing Agreement.
     Software means the proprietary computer software programs, and related Software Documentation, listed on Exhibits A, B and C of the Licensing Agreement, excluding any Third Party Software that may be embedded therein.
     Software Documentation means, with respect to any Software, the operating instructions and user, installation, set-up, configuration, training and support manuals for the Software or any part thereof, whether prepared by Servicer or any Third Party, in any form or medium whatsoever.
     Subservicer means Cendant.
     Subservicer Advance means the outstanding moneys that have been advanced by the Subservicer from its funds in connection with its subservicing of a Mortgage Loan (including, but not limited to, taxes, ground rents, assessments, insurance premiums, foreclosure and bankruptcy fees and expenses, and other expenses) (i) in accordance with the applicable Private Investor Agreement or applicable Pooling and Servicing Agreement, (ii) that are recoverable through Liquidation Proceeds, Insurance Proceeds and/or Condemnation Proceeds, or that are made at the direction of the Servicer and (iii) for which the Subservicer has a right of reimbursement.
     Subservicer Change of Control means the occurrence of any of the following:
     (1) the sale, lease, transfer, conveyance or other disposition, or by way of merger or consolidation, in one or a series of related transactions, of all or substantially all of the assets of Cendant Corporation or Subservicer (or any successor entity to either thereof) to any “person” — as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or
     (2) the adoption of a plan relating to the liquidation or dissolution of Cendant Corporation or Subservicer;
     (3) the consummation of any transaction, including, without limitation, any merger or consolidation, the result of which is that any “person,” as defined above, becomes the beneficial owner, directly or indirectly, of more than 50% of the voting stock of either Cendant Corporation or Subservicer; or
     (4) the first day on which a majority of the members of the Board of Directors of Cendant Corporation are not Continuing Directors.
     Subservicer Competitor Change of Control means a Subservicer Change of Control to a Direct Competitor.
     Subservicing Fee means for each Mortgage Loan, a monthly fee payable by MLCC to Subservicer as compensation for Subservicer’s subservicing of Mortgage Loans pursuant to this Agreement, as more particularly set forth in Section 6.02(a).
     Subsequent Purchaser means any Person that acquires an interest in a Mortgage Loan from the Servicer.
     Third Party Consent means the written consent or approval of any third party whose consent or approval may be required to effect a transfer of the subservicing of the Mortgage Loans subject to a Pooling and Servicing Agreement.
     Third Party Software means any software or program and related Software Documentation incorporated into or used separately or in connection with the Software, that is owned by a Third Party and licensed to Servicer.

     Transaction Agreements means this Agreement, the Purchase and Sale Agreement, the Permission Agreement, the Origination Agreement, the Loan Purchase and Sale Agreement and the MLCC Portfolio Servicing Agreement.
     Transfer Date means, with respect to any Mortgage Loan, the date on which the Subservicer begins physically subservicing the Mortgage Loan, or such other date as to which the parties may agree.
     Transferred Equity Loan means an Equity Loan which is subject to a Pooling and Servicing Agreement or a Private Investor Agreement.
     TRETS means Transamerica Real Estate Tax Service.
     Trust Fund means a “Trust Fund,” as such term is defined in the related Pooling and Servicing Agreement.
     Trustee means the “Trustee,” as such term is defined in the related Pooling and Servicing Agreement.
     VISA® means VISA U.S.A. Inc.
     VISA® Suspense Account means the active account serviced on the EDP system for managing VISA® disputes and chargebacks. Postings to this account are to offset VISA® credits that are given to Equity Loans to manage fraud related activity or to replenish the Borrower’s Equity Loan for Subservicer research purposes pursuant to conditions in the Operations Guide and VISA® chargeback procedures.
     Whole Loan Transfer means the sale or other transfer to a Subsequent Purchaser of some or all of the Mortgage Loans by the Servicer in a whole loan format for which the Subservicer will act as the servicer of the Mortgage Loans pursuant to a servicing agreement with substantially the same terms and conditions as this Agreement or another agreement mutually acceptable to the Servicer and the Subservicer.
     Section 1.02. General. The terms defined herein include the plural as well as the singular and the singular as well as the plural.
ARTICLE II
SUBSERVICING OF MORTGAGE LOANS
     Section 2.01. Subservicer to Subservice Mortgage Loans. (a) Commencing on the applicable Transfer Date, the Subservicer shall subservice each Mortgage Loan in accordance with all Applicable Requirements and the terms and conditions of (i) the related Mortgage Loan Documents, Private Investor Agreements and the related Pooling and Servicing Agreement, (ii) to the extent not inconsistent with the foregoing, this Agreement and the Permission Agreement, (iii) to the extent not inconsistent with the foregoing, the Operations Guide (to the extent applicable), and (iv) to the extent not inconsistent with the foregoing, the FNMA Servicing Guide as it relates to second lien residential mortgage loans. The Operations Guide may be amended from time to time by Servicer with Subservicer’s prior written consent (which shall not be unreasonably withheld), without formal amendment of this Agreement. To the extent of a conflict between the Operations Guide and this Agreement, this Agreement shall control. In all circumstances where a Private Investor Agreement or Pooling and Servicing Agreement permits a servicing activity to be performed in a manner consistent with such practices or procedures as the Servicer uses with respect to comparable loans held in its own portfolio, or in the exercise of the Servicer’s discretion, then the Subservicer shall perform such servicing activity (1) consistent with the requirements of the Operations Guide, or (2) in the event the Operations Guide is silent as to such activity, consistent with the FNMA Servicing Guide (as it relates to second lien residential mortgage loans). In the event the FNMA Servicing Guide is silent as to such activity, the Subservicer shall notify the Servicer and follow such directions as the Servicer may reasonably provide.
     (b) The Subservicer shall be responsible for maintaining, and shall maintain, a complete set of records for the Mortgage Loans. The Subservicer’s books and records shall reflect the ownership of the Mortgage Loans in the name of the applicable Trustee or Private Investor in the case of all Transferred Equity Loans and in the name of MLCC in the case of all OAA Equity Loans and Omegasm Loans, or as MLCC may otherwise direct in order to reflect any change in the ownership of such Mortgage Loans. All documents, records and correspondence, regardless of the media in which they are stored or maintained shall remain the property of the Servicer, and the Subservicer shall hold the same in a fiduciary capacity for the Servicer.
     (c) In the event the Subservicer fails to subservice any ARM Loan consistent with the subservicing standards set forth in Section 2.01(a) above, the Subservicer shall notify the Servicer within [* * *] of obtaining Knowledge of such failure and shall take all appropriate actions required to correct any such servicing deficiencies so that such loans are thereafter subserviced in compliance with the terms and provisions of this Agreement. Subservicer shall be solely responsible for any costs and expenses required to effectuate such remediation, except to the extent that any such servicing deficiency was a continuation of a failure by Servicer or any Prior Servicer to service an ARM Loan in accordance with the Applicable Requirements (other than the Subservicer’s continuation of such previous servicing practices after the Subservicer knew or should have known that such previous servicing practices violated the Applicable Requirements). In addition to the foregoing, Subservicer shall take such additional corrective

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action as may be directed by Servicer, the cost of which shall be the sole responsibility of Servicer.
     (d) This Agreement is between the Servicer and Subservicer and no Private Investor, Trustee, Certificateholder, Certificate Insurer or Rating Agency shall be deemed a party hereto. Subservicer shall have no claims, rights, obligations, duties or liabilities to any Trustee, Certificateholder, Certificate Insurer or Rating Agency under this Agreement, other than to a Trustee, pursuant to Section 14.04(c) of this Agreement.
     (e) The Subservicer shall maintain an EDP containing all information and programming necessary to subservice the Mortgage Loans in accordance with Section 2.01(a) above. The Mortgage Loans shall be grouped on the Subservicer’s EDP to reflect the ownership of the Mortgage Loans in the name of the applicable Trustee or Private Investor in the case of all Transferred Equity Loans and in the name of MLCC in the case of all OAA Equity Loans and Omegasm Loans, or as MLCC may otherwise direct in order to reflect any change in the ownership of such Mortgage Loans.
     (f) The Subservicer may not waive, modify or vary any term of a Mortgage Note or Mortgage without the Servicer’s prior written consent.
     (g) Notwithstanding anything herein to the contrary, Subservicer shall follow any reasonable directions given by the Servicer with respect to the subservicing of the Mortgage Loans.
     (h) With the exception of Ancillary Fees and any other charges expressly permitted by the Mortgage Note, Mortgage, and applicable law, the Subservicer covenants and agrees that it will not, without the prior written consent of the Servicer, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees of any kind including, but not limited to, charges for amounts expended by the Subservicer, regardless of the characterization of the fee or charge.
     (i) Servicer shall have the right, upon at least 90 days prior written notice to Subservicer, to terminate Subservicer’s obligation to subservice Omegasm Loans under this Agreement. Such notice shall indicate the date on which Subservicer’s obligation to subservice Omegasm Loans shall terminate. If Servicer elects to terminate Subservicer’s obligation to service Omegasm Loans, then Servicer shall pay to Subservicer on such termination date an early termination fee of [* * *], which amount shall also compensate Subservicer for all of Subservicer’s out-of-pocket costs and expenses associated with transferring Subservicer’s subservicing obligations for Omegasm Loans to another subservicer. Such early termination fee shall be in lieu of any other amount payable under this Agreement by Servicer (including, without limitation, any amounts payable under Section 14.04). Upon and after such date, the term “Equity Loan” as defined in Section 1.01 shall have the following meaning:
Equity Loan means home equity line of credit loans known as “Equity Access® Loans” secured by liens on real property in various states, or as such product is defined in the applicable Private Investor Agreement or Pooling and Servicing Agreement.

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     Section 2.02. Mortgage Loan Documents. Subservicer shall, at its own cost and expense, act as a document custodian with respect to each Mortgage Loan. Subservicer shall, upon receipt of a written request from Servicer, provide to Servicer, within seven (7) Business Days, copies of any Mortgage Loan Documents requested by Servicer, unless such Mortgage Loan Documents relate to a Mortgage Loan closed prior to January 1, 2001 and such Mortgage Loan is listed on Schedule 2.02. If Subservicer delivers an original Mortgage Loan Document to a third party, it shall maintain in its servicing records for presentation to the Servicer upon request, the name, address, and telephone number of the party to whom the original document was delivered and the purpose of such delivery. Throughout the term of this Agreement, Subservicer shall make available during normal business hours at least one (1) managerial level Cendant employee to address and respond to all of MLCC’s requests for any Mortgage Loan Documents, including, without limitation, those held by Subservicer or held by a document custodian. Subservicer shall provide to Servicer a list of at least five (5) responsible employees, in addition to the one (1) managerial level employee, together with their individual telephone and facsimile numbers (the “Contact List”), whom Servicer may contact to request Mortgage Loan Documents. As stated above, at least one (1) employee on the Contact List shall always be available during normal business hours. Subservicer may from time to time notify Servicer of changes to the Contact List and shall be deemed to have satisfied its obligation so to make a managerial level employee available if at least one (1) employee (but not necessarily the same employee) on Contact List is available during normal business hours.
     Section 2.03. Legal Proceedings Involving the Mortgage Loans. The Subservicer shall commence all collection, foreclosure, bankruptcy and eviction proceedings in the name of MLCC for all Mortgage Loans subject to a Pooling and Servicing Agreement, and in the name of the Private Investor for all Mortgage Loans owned by a Private Investor (unless otherwise directed by the Private Investor) in a manner as outlined in the Operations Guide. In the event the Subservicer receives notice of the existence of any legal proceeding relating to a Mortgage Loan commenced against the Servicer, the Subservicer shall promptly notify the Servicer and follow such directions as the Servicer may reasonably provide. The Servicer shall have the right to control any of the foregoing matters referred to in this Section 2.03 at the Servicer’s request. The Subservicer shall provide the Servicer, by the 15th day of each month (or next Business Day immediately thereafter) for the preceding month, the report set forth in Exhibit M, titled “The Equity Access Litigation Tracking Report” and with such report, any such additional written reports as the Servicer shall reasonably request regarding such legal proceedings, provided that upon a request for an additional written report, the parties agree to negotiate the responsibility for any incremental costs and expenses associated with the provision of such additional report. Changes to the form of the Equity Access Litigation Tracking Report shall only be made with the mutual consent of Servicer and Subservicer.
     Section 2.04. Material Changes. The Subservicer shall promptly report to the Servicer any change in its business operations, financial condition, properties or assets that could have a material adverse effect on the Subservicer’s ability to perform its obligations hereunder. Events for which the Servicer must receive notice include, but are not limited to, the following:

     (a) any merger or consolidation, any changes in the Subservicer’s ownership whether directly or indirectly (including any change in ownership of the Subservicer’s parent), or any significant reorganization;
     (b) any material changes in management ordered or required by a regulatory authority supervising or licensing the Subservicer;
     (c) the entry against the Subservicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days;
     (d) the consent by the Subservicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings;
     (e) upon the Subservicer’s (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations;
     (f) entry of any court judgment or regulatory order in which the Subservicer is or may be required to pay a claim or claims that may have a material adverse effect on the Subservicer’s financial condition;
     (g) any admission by the Subservicer to the commission of, or any finding that the Subservicer has committed, any violation of any law, regulation or order in any proceeding or audit commenced by any governmental, or regulatory authority, or any proceeding commenced in any court of law;
     (h) the commencement of any class action law suits against the Subservicer; and
     (i) the Subservicer’s entry into any agreement with a third party that would result in any material change in the financial status or ownership of the Subservicer or any merger of the Subservicer.
     Section 2.05. Subservicer Not to Resign. The Subservicer shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Subservicer and the Servicer. No such resignation shall become effective until the Servicer or a new Subservicer shall have assumed the Subservicer’s responsibilities and obligations hereunder in the manner provided in Section 15.01.

     Section 2.06. Clean-Up Call. Under each Pooling and Servicing Agreement, Servicer has the option of buying the Outstanding Balances from the applicable Trust Fund at a stated purchase price at such time as the principal balance in a given pool reaches a specified percentage of the original balance. Notwithstanding this Agreement, Servicer retains the option to repurchase such Outstanding Balances from the related Trust Fund, and Servicer shall provide Subservicer written notice of such repurchase. At such time as any Outstanding Balances are repurchased, the related Mortgage Loans shall be subserviced by the Subservicer in accordance with this Agreement.
     Section 2.07. Defaulted Mortgage Loans. (a) The Defaulted Mortgage Loans listed on Schedule 2.07 attached hereto are either in litigation or are REO Properties (together with the Defaulted Mortgage Loans described in the first sentence of Section 2.07(b), “Complex Defaulted Mortgage Loans”). Following the transfer of the subservicing responsibilities for the Complex Defaulted Mortgage Loans to the Subservicer, the Servicer shall continue to administer any litigation or sale of REO Properties in connection therewith in accordance with the applicable Pooling and Servicing Agreement. Servicer shall not be entitled to receive any compensation for such services. Servicer shall report the status of the Complex Defaulted Mortgage Loans to the Subservicer on a monthly basis. In the event a Complex Defaulted Mortgage Loan in litigation is reinstated or the Servicer receives Liquidation Proceeds, Servicer shall remit such funds to the Subservicer and shall forward the related mortgage file and all other relevant documentation to Subservicer. In connection therewith, Servicer shall comply with all reasonable transfer requests of Subservicer. Upon receipt of reinstatement funds, the Subservicer shall be fully responsible for the subservicing of such Mortgage Loan. Other than the specific default servicing activities undertaken by Servicer in this Section 2.07, the Subservicer shall be responsible for complying with the applicable Pooling and Servicing Agreement, including but not limited to reporting and remittance of any funds received from Servicer in connection with any Complex Defaulted Mortgage Loan.
     (b) The Subservicer agrees to report monthly to the Servicer all Defaulted Mortgage Loans and all REO Properties subserviced pursuant to this Agreement. Such reporting shall consist of Subservicer’s monthly submission to Servicer of two reports. The first report shall be provided in the form set forth on Exhibit H-1, titled “Exposure Report.” The second report shall be provided in the form set forth on Exhibit H-2, titled “Omega Delinquency Report.” Subservicer shall provide all Exposure Reports and Omega Delinquency Reports to Servicer by the 15th day of each month (or next Business Day immediately thereafter) for the preceding month in order to ensure any Servicer related adjustments within two Business Days of notification by the Servicer. In order to assist Subservicer in its preparation of the Exposure Report, Servicer shall make available to Subservicer the MLR 253 report by the 10th day of each month, or such earlier date as reasonably practicable. Changes to the form of the Exposure Report or the Omega Delinquency Report shall only be made with the mutual consent of Servicer and Subservicer.
     (c) The Servicer reserves the right (but not the obligation) to elect to administer certain default servicing activities relating to any Defaulted Mortgage Loan or REO Property upon written notice to the Subservicer (the term “Complex Defaulted Mortgage Loan” shall also include any such

Defaulted Mortgage Loan or REO Property). As to any REO Property, the Subservicer shall provide the Servicer with written notification of the related foreclosure sale within one (1) Business Day after the date of such foreclosure sale. The Servicer shall notify the Subservicer within seven (7) Business Days after receiving such notification from the Subservicer in the event the Servicer elects to administer default servicing activities relating to the REO Property. Notwithstanding the foregoing, at any time during the period in which a Mortgage Loan is delinquent, the Servicer may provide written notice to the Subservicer of the Servicer’s election to administer default servicing activities in connection with an REO Property after the foreclosure sale. If the Servicer elects to assume such activities as set forth above, the Servicer shall not be obligated for any fees or commissions due any agent previously retained by the Subservicer or its agent. In accordance with such notice from the Servicer, the Subservicer shall forward to the Servicer all relevant documentation relating to such Complex Defaulted Mortgage Loan and shall comply with all reasonable transfer requests of Servicer. Upon the transfer from the Subservicer to the Servicer of the relevant files and documentation, the Servicer shall commence default servicing activities in accordance with the related Pooling and Servicing Agreement or the related Private Investor Agreement and shall report the status of such Complex Defaulted Mortgage Loans to the Subservicer on a monthly basis. In the event a Complex Defaulted Mortgage Loan is reinstated and reinstatement funds are received by the Servicer, (i) the Servicer shall remit such funds to the Subservicer in accordance with Subservicer’s wire instructions or other payment instructions, (ii) provided that the Servicer has complied with the requirements of subpart (i) hereof, the Subservicer shall post such funds to the account no later than the next Business Day, (iii) the Subservicer shall again be fully responsible for the subservicing for such Mortgage Loan, (iv) the Servicer shall forward the related mortgage file and all other relevant documentation to Subservicer, and (v) Servicer shall comply with all reasonable transfer requests of Subservicer. In the event a Complex Defaulted Mortgage Loan reaches final disposition and Liquidation Proceeds are received by the Servicer, (i) the Servicer shall deposit such funds, (ii) the Servicer shall notify the Subservicer of receipt of such Liquidation Proceeds, (iii) the Subservicer shall post non-monetary transactions to bring the account balance to zero no later than the next Business Day, and (iv) the Servicer shall be responsible for preparation of the Officer Certificate and shall retain the related mortgage file and all other relevant documentation.
     (d) In connection with any expenses incurred by Servicer for any Complex Defaulted Mortgage Loan under this Section 2.07, upon receipt of any related invoices, Servicer shall forward such invoices to Subservicer for payment in the ordinary course of business. Subservicer shall ensure payment of such invoices within [* * *] and shall be responsible for late fees incurred with respect to invoices received by Subservicer [* * *] prior to the due date thereof.
     (e) Subservicer Advances will be funded by Subservicer. All Subservicer Advances shall be approved by Servicer as defined in the Operations Guide. Servicer shall reimburse Subservicer for any Subservicer Advances on a monthly basis. Subservicer shall provide a reconciliation schedule of Subservicer Advances in the form of Exhibit F, in both hard copy and electronic format, to the Servicer by the fifth Business Day of each month. Servicer shall have three (3) Business Days to review the reconciliation and either approve it or advise Subservicer of errors. Servicer and Subservicer shall cooperate and exert reasonable efforts to correct any errors. Servicer and

Subservicer shall remit funds to each other, as applicable, within one (1) Business Day of either the approval of the reconciliation or the correction of any errors detected

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by the appropriate party. In any event, a mutually agreed upon amount must be remitted to the appropriate party no later than the 20th day of the month (or next Business Day immediately thereafter).
     Section 2.08. Title, Management and Disposition of REO Properties. (a) If title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the applicable Private Investor (unless otherwise directed by the Private Investor), or in the name of MLCC if the Mortgage Loan is subject to a Pooling and Servicing Agreement. The Servicer shall not cause title to be acquired to any Mortgaged Property, or proceed with the management of any REO Property, for which the Subservicer has Knowledge that such Mortgaged Property or REO Property is affected by hazardous waste, but shall promptly notify the Servicer of such condition, and thereafter follow such reasonable directions as the Servicer may provide. The Subservicer shall either itself, or through an agent approved by the Servicer (which approval shall not be unreasonably withheld), manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in accordance with the Servicer’s direction.
     (b) The income received from the management of any REO Property shall be applied as a reduction in any existing Subservicing Advance for the related REO property or as a credit balance to the Subservicing Advance for the related property within one (1) Business Day of receipt.
     (c) If the Subservicer elects to dispose of an REO Property without utilizing the services of an agent, the Subservicer shall notify the Servicer of its receipt of any and all bona fide offers to purchase that REO Property. Each such REO Disposition shall be carried out by the Subservicer at such price, and upon such terms and conditions, as the Servicer shall approve in writing.
     (d) If the Subservicer utilizes the services of an approved agent to dispose of an REO Property, the Subservicer shall provide the Servicer with a copy of such agent’s marketing plan, which shall include, but not be limited to, (i) the marketing time period, (ii) an estimate of the costs of any repairs or improvements, (iii) the lowest acceptable sale price for the REO Property and (iv) other proposed terms and conditions of sale. Within seven (7) Business Days after receipt of any such marketing plan, the Servicer shall review the plan and notify the Subservicer in writing as to whether the terms and conditions thereof are acceptable to the Servicer. Notwithstanding the foregoing, the Servicer’s failure to provide such written notification to the Subservicer within such seven (7) Business Day period shall not be deemed acceptance of the marketing plan. If the terms, conditions, and lowest acceptable sale price set forth in the marketing plan are acceptable to the Servicer, the REO Disposition shall be carried out by the Subservicer in accordance with the terms thereof. If the Subservicer receives a bona fide offer to purchase an REO Property and would like to accept the offer, but the offer is outside the parameters of the approved marketing plan, the Subservicer shall provide the Servicer with written notification of the terms and conditions of the offer. Within seven (7) Business Days after receiving the terms and conditions of such offer, the Servicer shall review the offer and notify the Subservicer in writing as to whether such terms and conditions are acceptable to the Servicer. Notwithstanding the foregoing, the Servicer’s failure to provide such written notification to the Subservicer within such seven (7) Business Day period shall not be deemed acceptance of the offer.
     (e) The Subservicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Subservicer Advances from proceeds received in connection with such REO Disposition. If the proceeds from an REO Disposition are insufficient to reimburse the Subservicer for any related unreimbursed Subservicer Advances, the Subservicer shall be entitled to reimbursement from the Servicer by submission of an Officer Certificate as described in the Operations Guide. All proceeds from an REO Disposition, net of any reimbursement to the Subservicer as provided above, shall be remitted to the Servicer with the related Officer Certificate as described in the Operations Guide.
     Section 2.09. Use of EDP. Throughout the term of this Agreement and except as otherwise provided in the Asset Purchase Agreement, dated as of December 15, 2000, between Servicer and Subservicer, Subservicer shall pay all costs and expenses associated with its use of, and access to, the EDP system commonly referred to as “Nabanco”. Such costs and expenses shall include, but not be limited to, the cost and expenses associated with the maintenance, use and service of such system and any third-party user or license fees. Approval of Servicer, which may be withheld at Servicer’s sole discretion, must be obtained by Subservicer prior to the development of a new EDP and before the transfer of any Equity Loan to the new EDP. If Servicer approves such development or transfer, the development and transfer shall be on such terms as mutually agreed upon by the parties.
     Section 2.10. Payment of Taxes and Insurance. (a) Taxes. Subservicer shall ensure that all real estate taxes are paid in connection with each Mortgaged Property to ensure that the related lien of each Mortgage Loan remains in full force and effect and the priority thereof is not impaired. The Subservicer shall be liable to the Servicer for any losses incurred due to non-payment or untimely payment of taxes by the Subservicer.
     (b) Insurance. Subservicer shall ensure that at all times (i) a hazard insurance policy which insures against loss by fire and by hazards included within the term “extended coverage” is in place with respect to each Mortgage Property and that such policy is in an amount acceptable to Servicer, (ii) such policy contains a standard mortgagee’s clause with an appropriate endorsement in favor of Servicer, and (iii) that it is otherwise at all times in compliance with all insurance related provisions contained in the Pooling and Servicing Agreements. Subservicer acknowledges that Master Servicer under the Pooling and Servicing Agreements has not procured and does not intend to procure, any “mortgagee interest policy” as contemplated by the Pooling and Servicing Agreements. The Subservicer shall be liable to the Servicer for any losses incurred due to non-payment or untimely payment of insurance premiums by the Subservicer.
     Section 2.11. Notice to Mortgagors. Not less than fifteen (15) days before each applicable Transfer Date, unless earlier notification is required by Applicable Requirements,

Servicer and Subservicer shall jointly deliver to each applicable Mortgagor a letter advising the Mortgagor of the transfer of subservicing contemplated herein. Such letters shall comply with all Applicable Requirements, including, but not limited to, RESPA. At least thirty (30) days before the first Transfer Date, Servicer and Subservicer shall review the form of the letter for compliance with the Applicable Requirements. All costs of preparing and delivering such letters shall be shared equally by Servicer and Subservicer.
     Section 2.12. Notice to Tax Service Provider. (a) Notices. Not less than fifteen (15) days before each applicable Transfer Date for first lien Mortgage Loans, only Servicer shall deliver written notices of the transfer of subservicing contemplated herein to TRETS. At Subservicer’s request, Servicer shall provide an officer’s certificate to the effect that Servicer has mailed such notices at least fifteen (15) days before each Transfer Date. Such notice shall instruct TRETS to deliver, from and after each applicable Transfer Date, all applicable payments, notices, bills, statements, records, files, histories, support documents, and other documents to Subservicer.
     (b) Costs. Servicer shall be responsible for the cost of preparing and delivering the notices described in this Section 2.12.
     Section 2.13. Notice to Insurance Companies and Payment of Insurance Premiums. (a) Notices. Not less than fifteen (15) days before each applicable Transfer Date, Servicer shall deliver written notices of the transfer of subservicing contemplated herein to each of Servicer’s hazard insurance Outsource Vendors. Servicer shall direct the Outsource Vendor to forward all mail concerning the Mortgage Loans to the Subservicer.
     (b) Change of Mortgage Clauses. It shall be the responsibility of the Servicer to ensure that all applicable hazard insurance policy mortgage clauses are changed to “Cendant Mortgage Corporation, its successors and assigns”.
     (c) Costs. Servicer shall be responsible for the cost of preparing and delivering the notices described in this Section 2.13.
     Section 2.14. Tax Contracts. (a) Servicer shall cause TRETS to work with Subservicer’s designated tax service provider to deliver a comprehensive ADDS tape (AB383) for all first lien Mortgage Loans (other than (i) Mortgage Loans secured by Mortgaged Properties in Guam and Puerto Rico and (ii) Co-op Loans), whether escrowed or non-escrowed, no later than five (5) Business Days after the applicable Transfer Date.
     (b) With respect to all first lien Mortgage Loans other than (i) Mortgage Loans secured by Mortgaged Properties in Guam and Puerto Rico and (ii) Co-op Loans, Servicer shall transfer the related TRETS life-of-loan contracts to Subservicer’s designated tax service provider on the applicable Transfer Date. Within 60 days after each Transfer Date, Subservicer shall provide Servicer with a listing of all such Mortgage Loans for which Subservicer’s designated tax service provider did not receive the anticipated tax contract information from TRETS. Servicer shall have 30 days after receiving the listing to reconcile it and, for each such Mortgage Loan that did not have a life-of-loan tax service contract, shall remit to Subservicer (x) a fee of $[* * *] to purchase a tax service contract or (y) [* * *] to purchase a tax service contract for such Mortgage Loan.
     Section 2.15. [Reserved.]
     Section 2.16. [Reserved.]
     Section 2.17. Mortgage Loan Payment Record. Subservicer shall maintain a Mortgage Loan Payment Record (as such term is defined in the related Pooling and Servicing Agreement) in accordance with the terms of the applicable Pooling and Servicing Agreement.
     Section 2.18. [Reserved.]
     Section 2.19. Post-Transfer Assumption Processing. The Subservicer shall be responsible for administering assumption requests directly with the Mortgagor, including, but not limited to the sending of all applicable disclosures required by law, obtaining all necessary financial information from the proposed new obligor, underwriting the new obligor, and obtaining any additional documentation and execution of documents. The Subservicer shall process such requests in accordance with the related Private Investor Agreement and Pooling and Servicing Agreement, including, but not limited to, freezing lines of credit where required. Subservicer shall be responsible for processing all loan origination functions of any assumption pursuant to the Origination Agreement. The Subservicer shall thereafter be responsible for providing any required notices to the applicable Private Investor and for providing the original assumption agreement to the applicable document custodian.
     Section 2.20. Misapplied Payments and NSF. Subservicer shall be responsible for administering and correcting any payment misapplications, and any adjustments necessary due to the return of payment checks for insufficient funds that occurred prior to the Transfer Date, provided that if a misapplied payment that occurred before the relevant Transfer Date cannot be reconciled and Subservicer incurs any cost or expense relating thereto, Servicer shall reimburse Subservicer for the cost or expense incurred by Subservicer with respect to such misapplied payment. Servicer agrees to use its good faith efforts to cooperate with Subservicer in correcting misapplication errors that occur prior to the Transfer Date.
     Section 2.21. Tax Reporting. Subservicer shall be responsible for the preparation and filing of all reports required by the IRS of a mortgage loan servicer or subservicer for any Mortgage Loan. To the extent Servicer has such documents in its possession, Servicer shall provide to Subservicer photocopies

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

of IRS Forms W-8 and W-9, as applicable, executed by the Mortgagor (or equivalent documentation acceptable to Subservicer) for each Mortgage Loan upon request.
     Section 2.22. [ Reserved.]
     Section 2.23. Flood Insurance Determination Contracts. To the extent applicable, Servicer shall obtain, at Servicer’s sole cost and expense, before each applicable Transfer Date, “life of loan” or “life-time” transferable flood insurance determination contracts on each Mortgage Loan. Servicer shall assign to Subservicer, on or promptly following each applicable Transfer Date, the related certified and guaranteed assignable flood insurance determination contracts Servicer obtained for such Mortgage Loans. Servicer and Subservicer shall equally share responsibility for any fees required to transfer such flood insurance determination contracts to Subservicer.
     Section 2.24. Limited Powers of Attorney and Limited Authorized Signatories. Servicer agrees to provide Subservicer on the first Transfer Date with limited powers of attorney in the agreed upon form attached hereto as Exhibit I.
     Section 2.25. Updated Exhibits and Schedules. As soon as possible, and in any event no later than five (5) Business Days after the applicable Transfer Date, Subservicer shall have received from Servicer updated versions of each then-relevant exhibit and schedule hereto, certified as being true and correct on behalf of Servicer by an authorized officer thereof, with respect to the subservicing transferred on that date.
     Section 2.26. Outsource Vendor Contracts. Subservicer shall not assume any of Servicer’s obligations under the Outsource Vendor contracts. A list of the Outsource Vendors is attached as Schedule 2.26.
     Section 2.27. [Reserved.]
     Section 2.28. [Reserved.]
     Section 2.29. [Reserved.]
     Section 2.30. Servicer to Service Additional Collateral. Notwithstanding anything to the contrary in this Agreement, Servicer shall service and administer all Additional Collateral, it being understood and agreed that only Servicer shall service and administer the related securities accounts with respect to Additional Collateral Agreements.
     Section 2.31. [Reserved.]
     Section 2.32. Audit of ARM Loans. Within ninety (90) days after the first Transfer Date, Subservicer may perform an audit of a sample of [* * *] the ARM Loans transferred on such Transfer Date, comparing the Mortgage Note with Subservicer’s EDP. Each such audit shall be based on a random sample, the selection methodology for which shall be approved by Servicer reasonably in advance of such data audit. At least two (2) Business Days before the commencement of any such data audit, Subservicer shall provide Servicer with a list of the loan numbers selected for such data audit. Should the results of such audit reflect a financial error rate [* * *] or a non-financial error rate [* * *], subject to Servicer’s reasonable verification of Subservicer’s audit results, Subservicer, or Subservicer’s subcontractor, shall complete, at Servicer’s sole cost and expense, an audit of all ARM Loans and related interest adjustments and calculations. Subservicer and Servicer shall mutually agree on the scope, the procedures to be used, and (subject to reasonability) the price of conducting such ARM Loan audit. Subservicer shall report the results of such ARM Loan audit including all recommended corrective actions to Servicer. Servicer shall reimburse Subservicer promptly upon receipt of related invoices for all costs and expenses incurred by Subservicer in undertaking the audit. Subservicer and Servicer shall jointly agree on any corrective action to be undertaken, the costs of which shall be borne exclusively by Servicer. Any decision by Subservicer not to conduct an audit as provided herein shall not affect any rights Subservicer may have under this Agreement, nor in any way limit any of Servicer’s representations or warranties.
     Section 2.33. Transfer of Mortgage Loans. (a) The Subservicer acknowledges that from time to time the Servicer intends to sell and/or assign to various Subsequent Purchasers all or a portion of the Mortgage Loans that are subject to this Agreement, thereby effecting one or more Whole Loan Transfers or Pass-Through Transfers of such Mortgage Loans. The Subservicer acknowledges that the Servicer shall have the right to sell and assign any or all of the Mortgage Loans, and the Subservicer shall recognize the related Subsequent Purchaser as the owner of such Mortgage Loans. With respect to each Whole Loan Transfer and each Pass-Through Transfer, as applicable, entered into by the Servicer or any Affiliate of the Servicer, the Subservicer agrees to assist the Servicer in various capacities, and shall, among other things:
     (i) cooperate fully and negotiate in good faith with the Servicer, any custodian that maintains documents or Mortgage Loan Documents on behalf of the Servicer, any prospective Subsequent Purchaser, any Rating Agency or any party to any agreement executed in connection with such Whole Loan Transfer or Pass-Through Transfer with respect to all reasonable requests and due diligence procedures and shall use its best efforts to facilitate such Whole Loan Transfer or Pass-Through Transfer; provided, however, that if the information provided by the Subservicer to satisfy any such request or to comply with any such procedure is not required by any other Transaction Agreement, or is not contained in a standard report produced by the Subservicer’s EDP, any reasonable out-of-pocket expenses incurred by the Subservicer to provide such information shall be paid by the Servicer. However, it is agreed that the Servicer shall provide notice to Subservicer of a: (i) Whole Loan Transfer within five (5) Business Days of the related trade date and (ii) Pass-Through Transfer within five (5) Business Days of the submission of a loan pool to the Rating Agencies;

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED .

     (ii) execute as servicer or sub-servicer, as the case may be, all applicable agreements to be executed (or amend existing contracts, as necessary) in connection with such Whole Loan Transfer or Pass-Through Transfer that govern the servicing and administration of the Mortgage Loans (and any agreements and other documents incidental thereto, including officer’s certificates) as the Servicer reasonably requests. The Subservicer shall, as the Servicer may request, either (A) enter into such agreements with the Servicer, in which case the Servicer’s rights and obligations thereunder shall be freely assignable and delegable to the Subsequent Purchaser without any further action or consent by the Subservicer, or (B) enter into such agreement directly with the Subsequent Purchaser. The governing documents for Pass-Through Transfers shall contain provisions customarily included in secondary mortgage market securitized transactions with respect to like assets that provide for the public issuance or private placement of securities that (a) evidence an interest in mortgage loans like the Mortgage Loans and (b) one or more classes of which may be rated “AA/Aa” or higher by the Rating Agencies, provided that no such agreement or amendment materially increases the existing duties of the Subservicer under the Transaction Agreements;
     (iii) restate as of the closing date for a Whole Loan Transfer or Pass-Through Transfer the representations and warranties set forth in the Origination Agreement for the benefit of the Subsequent Purchaser; provided, however, that the Subservicer may qualify any such representation or warranty to reflect an event or circumstance that arose after the date hereof and that would cause such representation or warranty to be inaccurate, so long as such event or circumstance is not a breach by the Subservicer of any term or condition of any Transaction Agreement.
     (iv) deliver to the Servicer or its Affiliates, at the expense of the Servicer, for inclusion in any prospectus, private placement memorandum or other offering material or disclosure document such written information regarding the Subservicer or its Affiliates as shall be reasonably requested by the Servicer or its Affiliate (including but not limited to its audited financial statements, and its mortgage loan delinquency, foreclosure and loss experience) and indemnify and hold harmless the Servicer and any Affiliate of the Servicer for any and all liabilities, losses and expenses arising under the Securities Act of 1933, as amended, in connection with any material misstatement contained in such written information or any omission of a material fact the inclusion of which was necessary to make such written information not misleading;
     (v) deliver to the Servicer, and to any Person designated by the Servicer, the Subservicer’s audited financial statements and such written information provided by the Subservicer or its Affiliates (including but not limited to the information referred to in clause (iv) above and as set forth in Section 11.02 of this Agreement) as shall be reasonably requested by the Servicer or its Affiliates;
     (vi) deliver to the Servicer, and to any Person designated by the Servicer, at the expense of the Servicer, such opinions of counsel, if any, as are customarily delivered by servicers in connection with Whole Loan Transfers or Pass-Through Transfers;
     (vii) provide, on an ongoing basis from information obtained through its servicing of the Mortgage Loans, any information necessary to enable the “tax matters person” for any REMIC in a Pass-Through Transfer, including any master servicer or trustee acting in such capacity, to perform its obligations in accordance with applicable law and customary secondary mortgage market standards for securitized transactions, one or more classes of securities issued in which are rated “AA/Aa” or higher by the Rating Agencies; provided, however, that if such information is not required by any other Transaction Agreement, or is not contained in a standard report produced by the Subservicer’s EDP, any set-up costs incurred by the Subservicer to provide such information shall be borne by the Servicer; and
     (viii) maintain any applicable custodial account and escrow account in accordance with the requirements of the Rating Agencies for a securitized transaction, one or more classes of securities issued in which are rated “AA/Aa” or higher, which requirements may include maintaining such custodial account and escrow account with a depository institution the long-term unsecured debt rating of which is rated “AA/Aa” or higher by the Rating Agencies.
     (b) Notwithstanding clause (ii) of Section 2.33(a), no agreements, consents or modifications referred to therein shall contain any provisions that reduce the Subservicing Fee as to any Mortgage Loan or that affect the calculation of the Subservicing Fee as to any Mortgage Loan in a manner that is materially adverse to the Subservicer. All Mortgage Loans not sold or transferred pursuant to a Whole Loan Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced and administered in accordance with the terms hereof and with respect thereto this Agreement shall remain in full force and effect.
     Section 2.34. Mortgage Loan Information. (a) From and after each applicable Transfer Date, Subservicer agrees that it shall supply on a daily basis (i) the Loan Information for each Mortgagor to Servicer and (ii) aggregate loan information on the Mortgage Loans, on a daily basis in accordance with the specific timing, transfer, and other requirements as may from time to time be designated by Servicer, provided that such information is, as of the date hereof, being generated by EDP.
     (b) Servicer and Subservicer acknowledge that, to the best of their respective knowledge, their respective obligations to provide Information Sharing Notices and to supply the Loan Information are permitted by, and comply with, the Applicable Requirements. The parties acknowledge that there has been a change in the Applicable Requirements that may affect either (i) the dissemination of the Loan Information from Subservicer to Servicer, (ii) the manner in which the Loan Information is disseminated from Subservicer to Servicer, or (iii) the form, content, or delivery of the required form of Information Sharing Notice. The parties hereto shall work in good faith to address the effect of this change in the Applicable Requirements and to resolve the same in a manner that is reasonably acceptable in good faith to both parties and that will allow Subservicer to continue to supply to Servicer as much of the Loan Information as is then possible given the applicable change in the Applicable Requirements.
     (c) Servicer acknowledges and agrees that it will not use or disseminate the Loan Information in violation of the Applicable Requirements.
     (d) Servicer shall indemnify Subservicer against any and all Losses incurred by Subservicer to the extent that such Losses result from, are caused by, or arise out of Subservicer’s compliance with Section 2.34(a) with respect to the Mortgage Loans subserviced pursuant to this Agreement.
     Section 2.35. [Reserved.]
     Section 2.36. Subservicer Reports. In addition to any other reports required pursuant to the terms of this Agreement, during the term of this Agreement, Subservicer shall furnish any reports or documentation that the Servicer may reasonably request. Reports requested may include reports not specified or otherwise required by this Agreement or reports required to comply with any regulations regarding any supervisory agents or examiners of the Servicer. All reports shall be delivered in accordance with the Servicer’s reasonable instructions and directions. The Subservicer agrees to execute and deliver all such instruments and take all such action as the Servicer, from time to time, may reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement. To the extent any such report requested by Servicer is not a standard report produced by EDP, any set-up or future incremental costs incurred by Subservicer for such reports requested by Servicer shall be borne by Servicer.
     Section 2.37. Work Policy. Personnel of either Party working on the premises of the other Party (excluding in the case of Subservicer, premises of Servicer leased to Subservicer), and all other Personnel required by Law or government rules or regulations, shall comply with the safety, security and other regulations of the other Party generally applicable to its outside contractors and Personnel particular to each work location, including, where applicable, internal security department fingerprinting, photographing and screening processes. Personnel of a Party, when deemed appropriate by the other Party, will be issued visitor identification cards. Each such card will be surrendered by upon demand by the other Party or upon termination of this Agreement or completion of the relevant MLCC Services. Unless otherwise agreed by the Parties, Personnel of each Party will observe the working hours, working rules, and holiday schedules of the other Party while working on the other Party’s premises (excluding in the case of Subservicer, premises of Servicer leased to Subservicer). Each Party shall advise the other Party immediately in the event that any Personnel with security access to any premises of the other Party (i) is no longer assigned to perform MLCC Services, or (ii) is no longer employed by such Party.
     Section 2.38. Use of Hardware and Software. In the event that Subservicer shall be performing MLCC Services on behalf of Servicer and any third party utilizing common hardware and/or Software, Servicer shall have the right, on reasonable notice to Subservicer and at Servicer’s sole cost and expense, to audit such hardware and Software to ensure segregation of

MLCC Data from third party data adequate to prevent unauthorized disclosure of MLCC Data to third parties, and to ensure the security of MLCC Data in accordance with normal industry practices, provided that such audit shall not disrupt Subservicer’s ability to perform the MLCC Services.
     Section 2.39. Technical Architecture Standards. On notice thereof, Subservicer shall comply with all reasonable Servicer information management technical architecture standards related to interfacing with Servicer systems, as identified and amended by Servicer from time to time.
     Section 2.40. Compliance with Policies. Subservicer shall, upon notice thereof by Servicer, comply with all of Servicer’s commercially reasonable policies and procedures regarding security and safeguarding of MLCC Data.
     Section 2.41. Continuation of MLCC Services. Subservicer acknowledges that the provision of MLCC Services is critical to the business and operations of Servicer. In the event of a fee dispute between Servicer and Subservicer pursuant to which either Party in good faith believes it is entitled to withhold payment of the disputed amount or for which either Party in good faith believes payment is due, each Party shall continue to perform its obligations under the Transaction Agreements, including continuing to pay undisputed amounts. Neither Party shall not under any circumstances suspend or disrupt, or seek any injunctive or other equitable relief for the purpose of suspending or disrupting, directly or indirectly, provision of the services to the other Party under the Transaction Agreements or the normal business operations of the other Party.
ARTICLE IIA
SERVICER’S AND SUBSERVICER’S OBLIGATIONS
WITH RESPECT TO PROCESSING MORTGAGE LOAN ADVANCES
     Section 2A.1 Check Transactions. Subservicer and Servicer respectively hereby agree to undertake the following obligations related to the check writing privileges of Borrowers under the Mortgage Loan Documents for Mortgage Loans:
     (a) Printing and Delivery of Checks. Upon receipt of a properly executed check request from a Borrower, Subservicer shall arrange for the printing and delivery to such Borrower, by overnight delivery service, of Checks (in the form approved in writing by Servicer) and related checkbooks and check registers.
     (b) Payment for Mortgage Loan Advances by Check. Subservicer shall arrange, pursuant to Servicer’s direction, for the daily funding of settlement of Checks presented to Issuer for collection. Subservicer shall arrange each day for funding of Issuer’s settlement account with the FRB in the amount of all Checks received from the FRB that day.

     (c) Overextension of Credit Limit. Subservicer shall monitor the Outstanding Balance with respect to each Mortgage Loan and shall cause to be returned for insufficient funds any Check which exceeds the Available Credit under such Mortgage Loan (such Checks, in addition to those described in Section 2A.1(d), referred to as “Returned Checks”). Subservicer shall notify the Borrower with respect to such Returned Check that such Returned Check has been returned for insufficient funds. Notwithstanding the foregoing, Subservicer may make payment on a Returned Check that exceeds the Credit Limit of any Borrower on an exception basis if it has requested and received written authorization from Servicer. Upon receipt of such a request from Subservicer, Servicer shall, within two (2) Business Days, notify Subservicer of its approval or denial of such request. Subservicer monthly shall provide Servicer with a report, with respect to Mortgage Loans exceeding credit limits within the prior month, which report shall indicate current status (including compliance with Credit Limit) of each such Mortgage Loan and shall otherwise be in a form reasonably acceptable to Servicer.
     (d) Dishonoring of Checks. If a Check must be returned or dishonored for any reason other than the reasons described in paragraph (c) above, including because of a limitation on Mortgage Loan Advances imposed by Servicer, or by Subservicer on behalf of Servicer, due to a Borrower Default or because of an apparent forgery of the Check, Subservicer or its agent shall cause such Check to be returned or dishonored. Subservicer shall notify the Borrower with respect to any such Returned Check.
     (e) Reimbursement of Subservicer. Servicer shall reimburse Subservicer in accordance with the provisions of Article VI hereof for Subservicer’s funding of Check settlement pursuant to Subsections 2A.1(b) and 2A.1(c).
     (f) Recovery of Checks. With respect to any terminated Mortgage Loan, Subservicer shall send to the related Mortgagor a written request that such Mortgagor either return or destroy any unused Checks in such Mortgagor’s possession. If Subservicer receives any such Checks from Mortgagors, Subservicer shall destroy such Checks.
     (g) Books and Records. Servicer may at any time request information from, and examine the books and records of, Subservicer related to the processing or settlement of the Checks. Subservicer shall maintain such records for at least such period as shall be required by applicable law and regulation and shall provide to Servicer copies of all records or documents related to the Checks as Servicer may request from time to time within two (2) Business Days of receipt of such request. This right of inspection shall continue so long as Borrowers shall have check writing privileges under the Mortgage Loans, and for a reasonable period of time following the termination of such privileges. To the extent any information requested by Servicer under this paragraph (g) is related to internal audits conducted by Servicer in the normal course of its business, Servicer shall reimburse Subservicer for any and all costs and expenses incurred by Subservicer in complying with such request. All other costs and expenses incurred in complying with this paragraph (g) shall be borne by the Subservicer.

     Section 2A.2 Card Transactions. Subservicer and Servicer hereby agree to undertake the following obligations related to the card privileges of Borrowers under the Mortgage Loan Documents for Mortgage Loans:
     (a) Embossing and Delivery of Cards. Upon receipt of a properly executed card request from a Borrower, Subservicer shall arrange for the embossing and delivery to the Borrower of Cards in such form as designated by the Servicer. Servicer shall be solely responsible for ensuring that the form of the Cards satisfies the rules, regulations and other requirements of VISA®.
     (b) Requests for Authorization. Subservicer shall respond to all authorization requests from merchants related to transactions involving Cards according to the rules and regulations of VISA® and applicable laws and regulations. Subservicer shall disapprove any request for authorization of a Card transaction (i) which exceeds a Borrower’s Available Credit, or (ii) which exceeds any other limitation on Mortgage Loan Advances imposed by Servicer of which Subservicer has been informed, or by Subservicer on behalf of Servicer, because of a Borrower Default. Notwithstanding the foregoing, Subservicer may approve authorization requests for Charges which exceed the Available Credit of such Borrower on an exception basis if it has requested and received written authorization from Servicer. Upon receipt of such a request from Subservicer, Servicer shall, within two (2) Business Days, notify Subservicer of its approval or denial of such request. Subservicer shall, on a monthly basis, provide Servicer with a report, in a form reasonably acceptable to Servicer, with respect to Mortgage Loans exceeding credit limits within the prior month, which report shall indicate current status (including compliance with Credit Limit) of each such Mortgage Loan and shall otherwise be in a form reasonably acceptable to Servicer.
     (c) Customer Inquiries. Subservicer shall respond to and otherwise handle Borrower inquiries, requests and complaints concerning their Cards. Subservicer shall provide Borrowers with both a toll free telephone number and an address for the purposes of reporting lost or stolen Cards, requesting information about Charges, confirming the Borrower’s Available Credit, and such other purposes as the parties shall determine to be appropriate or desirable or as may be required by applicable law and regulation.
     (d) VISA® Settlement. Subservicer or its agent shall maintain an electronic link with VISA® for the purpose of obtaining information related to the settlement of Charges and the processing of adjustments and exception items, including, without limitation, chargebacks, returns, representments and reversals. Subservicer shall submit a settlement report to Servicer and shall transfer funds to VISA® each day VISA® settlement occurs in accordance with the provisions of Article VI hereof.
     (e) De-activation of Cards. Upon receipt of notice from Servicer that a Card has been terminated or upon receipt of a direct request from a Borrower to terminate his or her Mortgage Loan or Card or upon termination of an Mortgage Loan by Servicer or Subservicer, Subservicer shall promptly take such actions as are necessary to prevent the authorization of any transaction involving the Card following such termination. Subservicer shall use commercially reasonable efforts to retrieve and destroy or ensure the destruction of any Card with respect to a terminated Mortgage Loan.
     (f) Books and Records. Subservicer shall provide access to Servicer at any time during ordinary business hours to examine, audit and make copies of all books, records and documents in Subservicer’s possession related to the Cards. Subservicer shall maintain such records for at least such periods as shall be required by applicable law and regulation, or by the rules and regulations of VISA®, and shall provide to Servicer any original document related to the Cards, as Servicer may request from time to time within five (5) Business Days of receipt of such request. To the extent any information requested by Servicer under this paragraph (f) is related to internal audits conducted by Servicer in the normal course of its business, Servicer shall reimburse Subservicer for any and all costs and expenses incurred by Subservicer in complying with such request. All other costs and expenses incurred in complying with this paragraph (f) shall be borne by the Subservicer.
     (g) Chargebacks. Subservicer shall process chargebacks of Charges previously paid in accordance with applicable law and regulation, and with the written rules and regulations of VISA®. Subservicer shall manage the VISA® Suspense Account according to VISA®chargeback guidelines and procedures as referenced in the Operations Guide. Subservicer shall be responsible for unrecoverable losses due to Subservicer’s failure to comply with this Section 2A.2(g).
     Section 2A.3 Wire Transfers. Subservicer hereby agrees to perform the following services related to the wire transfer privileges, if any exist, of Borrowers under the Mortgage Loan Documents for Mortgage Loans:
     (a) Processing of Wire Transfer Requests. Upon receiving a duly authorized request from a Borrower for a wire transfer of funds as a Mortgage Loan Advance on the Mortgage Loan, Subservicer shall arrange for a wire transfer of the requested amount (provided that such amount does not exceed the Borrower’s Available Credit and provided that Servicer, or Subservicer on behalf of Servicer, has not imposed a limitation on Mortgage Loan Advances because of a Borrower Default) as a Mortgage Loan Advance to the Mortgage Loan specified in the wire transfer instructions from the Borrower.
     (b) Reimbursement of Subservicer. Servicer shall reimburse Subservicer in accordance with Article VI hereof for the amount Subservicer has wire transferred on behalf of Servicer to the Borrowers (or their designees).
     Section 2A.4 Certified or Cashier’s Checks. Subservicer hereby agrees to provide certified or cashier’s check services to Borrowers.
          (a) Processing of Certified or Cashier’s Check Requests. Subservicer and Servicer agree that the certified or cashier’s checks may be issued by Accommodation Party pursuant to an agreement between Subservicer and Accommodation Party; provided, however, that Subservicer shall remain primarily liable to Servicer for the performance of the services by

Accommodation Party on behalf of Subservicer. Upon receiving a duly authorized request from a Borrower for the issuance of a certified or cashier’s check as a Mortgage Loan Advance on the Borrower’s Mortgage Loan, Subservicer shall arrange for Accommodation Party to issue a certified or cashier’s check of the requested amount (provided that such amount does not exceed the Borrower’s Available Credit and provided that Subservicer on behalf of Servicer has not imposed a limitation on Mortgage Loan Advances because of a Borrower Default) as a Mortgage Loan Advance on the Mortgage Loan and deliver such certified or cashier’s check as specified in the certified check request from the Borrower. Subservicer shall arrange payment to Accommodation Party with respect to certified or cashier’s checks issued by Accommodation Party on behalf of Subservicer.
          (b) Reimbursement of Subservicer. Servicer shall reimburse Subservicer in accordance with Article VI hereof for the amounts Subservicer has paid to Accommodation Party for issuance of the certified or cashier’s checks for the Borrowers.
     Section 2A.5 Customer Service. (a) Subservicer shall perform such other customer service functions related to the Mortgage Loans as the parties shall agree to from time to time, including cancellation of lost or stolen Checks or Cards, processing of duly authorized stop payment orders, preparation and mailing of periodic statements, notices and disclosures as provided in Sections 2A.8 and 2A.9, and response to and investigation of Borrower inquiries, requests, notices and complaints, all in accordance with Section 4.14, and with applicable rules of any payment system through which Mortgage Loan Advances are processed. Subservicer will take all necessary actions to ensure that its performance of all customer service functions related to the Mortgage Loans are in compliance with Section 4.14.
     Section 2A.6 Security Procedures. (a) Subservicer and Servicer shall, in consultation with each other, mutually develop security procedures for the purpose of detecting unauthorized, fraudulent, criminal or suspicious transactions related to the Mortgage Loans or Mortgage Loan Advances. Subservicer shall utilize such procedures, with the cooperation of Servicer, and shall take all reasonable and appropriate action to prevent losses with respect to the Mortgage Loans or Mortgage Loan Advances, including, without limitation, maintaining lists of lost or stolen Cards with VISA®.
          (b) If Subservicer or Servicer determines that a fraud or other suspicious or criminal act relating to a Mortgage Loan or Mortgage Loan Advance may have occurred, such party shall promptly notify the other party. Subservicer shall investigate such alleged fraud or other criminal activity and shall consult with Servicer regarding any investigation and prosecution of any such fraud. The parties shall cooperate with each other in the pursuit of any such investigation or prosecution and the filing of any such investigation or prosecution and the filing of any applicable federal or state filings in respect thereof. Subservicer shall indemnify Servicer against any and all losses from fraud or other criminal activity related to a Check or related to a Card which losses (i) cannot be charged back to the merchant bank through VISA®, (ii) were not perpetrated by Servicer or Servicer’s employees or officers and (iii) arose as a direct result of either (A) Subservicer’s negligence or (B) Subservicer’s noncompliance with any of its obligations contained in Article II or Article IIA. Subservicer shall process Provisional Credits on Equity Loans upon Servicer approval according to the Operations Guide. Any Provisional Credit granted must be approved by Servicer. Subservicer shall fund the Provisional Credit and handle the initial research and recovery in all cases of fraudulent activity occurring on any Equity Loan. To ensure that daily Provisional Credit postings are properly identified, reported and documented, Subservicer shall provide to Servicer by the fifth Business Day of each month an aged reconciliation schedule of Provisional Credits in the form of Exhibit N. Servicer shall have three (3) Business Days to review the reconciliation and either approve it or advise Subservicer of errors. Servicer and Subservicer shall cooperate and exert reasonable efforts to promptly correct any errors. Servicer will reimburse Subservicer in full for the Provisional Credits in Exhibit N. Servicer and Subservicer shall remit funds to each other, as applicable, within one (1) Business Day of either the approval of the reconciliation or the correction of any errors detected by the appropriate party. In any event, a mutually agreed upon amount must be remitted to the appropriate party no later than the 20th day of the month (or next Business Day immediately thereafter). Subservicer shall provide Servicer with Provisional Credit documentation on request.
     Section 2A.7 Subservicer to Comply with Servicer’s “Affiliate Transactions 23A/23B” Procedures. Subservicer shall at the times under this Agreement comply with Servicer’s written procedures for complying with Sections 23A and 23B of the Federal Reserve Act which restricts the payment of Checks, and Subservicer shall notify Servicer of any “covered transactions,” as said term is defined in Servicer’s written procedures. Such procedures are attached hereto as Exhibit B (the “23A/B Procedures”). Servicer represents and warrants that, as of the date hereof, Servicer complies with the 23A/B Procedures. Notwithstanding the foregoing, if the representation contained in the immediately preceding sentence is inaccurate as of the date made as to any specific part of the 23A/B Procedures (the “Non-Complying Procedure”), Subservicer shall not be obligated to comply with such Non-Complying Procedure to the extent that (i) Servicer does not comply with such Non-Complying Procedure as of the date hereof and (ii) Subservicer is not in compliance with such Non-Complying Procedure as of the date such inaccuracy is discovered; provided, that upon discovery of the inaccuracy of such representation, Subservicer shall promptly notify Servicer in writing of such inaccuracy and shall indicate in such notice the Non-Complying Procedure. Within five (5) Business Days after receipt of such notice, Servicer shall notify Subservicer of whether Servicer desires Subservicer to follow such Non-Complying Procedure. If Servicer notifies Subservicer that it desires Subservicer to follow such Non-Complying Procedure, Subservicer shall have the right to propose an adjustment to the Subservicing Fee in accordance with the procedures set forth in Section 17.04(d). For the avoidance of doubt, nothing contained in this Section 2A.7 shall relieve Subservicer’s obligation to subservice the Mortgage Loans in accordance with applicable law.
     Section 2A.8 Notices and Disclosures. Subservicer shall provide to each Mortgagor such notices and disclosure statements and such updates and amendments thereto in conformance with Applicable Requirements.

     Section 2A.9 Monthly Statements. Each calendar month, Subservicer shall prepare and distribute to each Mortgagor an account statement in such format as required by applicable state and federal laws and regulations detailing all activity related to such Mortgagor’s Mortgage Loan for the immediately prior billing period in a form satisfactory to Servicer, including all Check, Card and certified and cashier’s check transactions and wire transfers made with respect to such Mortgage Loan, interest accrued during such month, the annual percentage rate with respect to such interest, all payments of interest and principal during such month, and all fees imposed during such month, the minimum amount due and payable by the Mortgagor, and such other information as Servicer may provide from time to time, or as may be required to be provided by applicable state and federal laws and regulations.
     Section 2A.10 Credit Balance Checks. Each calendar month Subservicer shall prepare and distribute credit balance checks in accordance with the Applicable Requirements and, to the extent not inconsistent therewith, the provisions outlined in the Operations Guide.
ARTICLE III
SERVICER REPRESENTATIONS AND WARRANTIES
     In addition to representations and warranties, if any, made elsewhere in this Agreement, Servicer represents and warrants to Subservicer as of the date hereof and each applicable Transfer Date, as follows:
     Section 3.01. Organization and Good Standing. Servicer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. Servicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemptions therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
     Section 3.02. Authority and Capacity; Ordinary Course. Servicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations hereunder. Servicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.
     Section 3.03. Effective Agreement. The execution, delivery, and performance of this Agreement by Servicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder, or other action by Servicer; this Agreement has been duly and validly executed and delivered by Servicer; and this Agreement is a valid and legally binding agreement of Servicer, enforceable against Servicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.

     Section 3.04. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with its respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by, or require any additional approval under any terms, conditions, or provisions of Servicer’s Certificate of Incorporation or by-laws, or any other similar corporate or organizational documents of Servicer; any mortgage, indenture, deed of trust, loan or credit agreement, or other agreement or instrument to which Servicer is now a party or by which it is bound with the exception of any agreement or instrument relating to a Third Party Consent; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Servicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Servicer.
     Section 3.05. Approvals and Compliance. Servicer is approved and in good standing with each Trustee and Insurer, and holds all licenses, approvals, permits, and other authorizations, or exemptions therefrom, required under Applicable Requirements to originate, if Servicer was the Originator, and to service the Mortgage Loans.
     Section 3.06. Servicer Advances. The Servicer Advances and Interest Advances are valid and subsisting amounts owing to Servicer, are carried on the books of Servicer at values determined in accordance with generally accepted accounting principles, are not subject to any set-offs or claims by the Mortgagor arising from acts or omissions of Servicer, and are recoverable in the normal course of business or are made in accordance with Applicable Requirements.
     Section 3.07. Insurance. Error and omissions and fidelity insurance coverage, in the amounts required by the applicable Pooling and Servicing Agreement, is in effect with respect to Servicer and will be maintained with respect to the related Mortgage Loans until such time as Servicer is no longer the Servicer under the related Pooling and Servicing Agreement.
     Section 3.08. Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of Servicer, threatened, nor is there any order, injunction or decree outstanding against or relating to Servicer that could (i) have a material adverse effect upon the performance by Servicer of its obligations under this Agreement or (ii) to Servicer’s Knowledge, result in any material loss or liability to Subservicer. Further, to Servicer’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
     Section 3.09. Financial Condition of Servicer. Neither Servicer, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. Servicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification and/or repurchase obligations.
     Section 3.10. Compliance with Pooling and Servicing Agreements and Private Investor Agreements. Servicer has complied in all material respects with the covenants,

conditions, and agreements applicable to it under the Pooling and Servicing Agreements and agreements applicable to it under the Private Investor Agreements.
ARTICLE IV
SUBSERVICER REPRESENTATIONS, WARRANTIES AND COVENANTS
     In addition to representations and warranties, if any, made elsewhere in this Agreement, Subservicer represents and warrants to Servicer as of the date hereof and each applicable Transfer Date, as follows:
     Section 4.01. Due Incorporation and Good Standing. Subservicer is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Subservicer has in full force and effect (without notice of possible suspension, revocation or impairment) all required qualifications, permits, approvals, licenses, and registrations, or exemption therefrom, to conduct all activities in all jurisdictions in which its activities with respect to the Mortgage Loans require it to be qualified or licensed.
     Section 4.02. Authority and Capacity; Ordinary Course. Subservicer has all requisite corporate power, authority and capacity to carry on its business as it is now being conducted, to execute and deliver this Agreement, and to perform all of its obligations thereunder. Subservicer does not believe, nor does it have any cause or reason to believe, that it cannot perform each and every covenant contained in this Agreement.
     Section 4.03. Effective Agreement. The execution, delivery and performance of this Agreement by Subservicer and consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate, shareholder or other action by Subservicer; this Agreement has been duly and validly executed and delivered by Subservicer; and this Agreement is a valid and legally binding agreement of Subservicer, enforceable against Subservicer in accordance with its respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts.
     Section 4.04. No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with their respective terms and conditions shall (a) violate, conflict with, result in the breach of, constitute a default under, be prohibited by or require any additional approval under any terms, conditions or provisions of Subservicer’s articles of incorporation or by-laws or any other similar corporate or organizational document of Subservicer; any mortgage, indenture, deed of trust, loan or credit agreement or other agreement or instrument to which Subservicer is now a party or by which it is bound; or any law, ordinance, rule, regulation, order, judgment or decree of any governmental authority applicable to Subservicer; or (b) result in the creation or imposition of any lien, charge or encumbrance of any material nature upon any of the properties or assets of Subservicer.

     Section 4.05. Approvals and Compliance. Subservicer holds all licenses, approvals, permits and other authorizations, or exemptions therefrom, required under Applicable Requirements to assume responsibility for subservicing the Mortgage Loans.
     Section 4.06. Litigation. There is no litigation, claim, demand, proceeding or governmental investigation existing or pending, or to the Knowledge of Subservicer, threatened, nor is there any order, injunction or decree outstanding against or relating to Subservicer that could (i) have a material adverse effect upon the performance by Subservicer of its obligations under this Agreement or (ii) to Subservicer’s Knowledge, result in any material loss or liability to Servicer. Further, to Subservicer’s Knowledge, there is no meritorious basis for any such litigation, claim, demand, proceeding, or governmental investigation.
     Section 4.07. Agency Approval. Subservicer has been approved by GNMA, FNMA and FHLMC and will remain approved as an “eligible seller/servicer” of residential mortgage loans as provided in GNMA, FNMA, or FHLMC guidelines and in good standing. Subservicer has not received any notification from GNMA, FNMA or FHLMC that Subservicer is not in compliance with the requirements of the approved “seller/servicer” status. Subservicer is a mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the National Housing Act. Subservicer has not received any notification from HUD that Subservicer is not in compliance with the requirements of the approved mortgagee status.
     Section 4.08. Servicing Compliance. The servicing practices to be used by Subservicer under the Private Investor Agreements and Pooling and Servicing Agreements are, and shall remain, in all material respects in compliance with all Applicable Requirements, including without limitation, all federal, state and local laws, rules, all regulations and requirements in connection therewith, and FNMA guidelines, as applicable.
     Section 4.09. No Inquiries. Subservicer has not received written notice from or on behalf of FHA, HUD, FDIC, FNMA, FHLMC or GNMA, advising Subservicer of its failure to comply with applicable servicing or claims procedures, or resulted in a request for repurchase of mortgage loans or indemnification in connection with any mortgage loans.
     Section 4.10. Contingency Plan. Subservicer has in place a contingency plan that will enable it to perform its obligations under this Agreement in all material respects, at another location within one (1) Business Days in the event its primary location is rendered inoperative as a result of a natural or other disaster or emergency, and once Subservicer relocates to its backup site, it shall make arrangements to connect Servicer to Subservicer’s backup EDP and provide continued service as stated in this Agreement, provided that Subservicer has granted Servicer access to its primary EDP.
     Section 4.11. Licenses and Approvals. Subservicer maintains and shall maintain, in good standing, all licenses and approvals necessary to subservice the Mortgage Loans and maintains and shall at all times maintain the capital requirements imposed by the licensing or approving entities having jurisdiction over Subservicer. Subservicer has filed applications for all applicable licenses and qualifications to do business and to subservice the Mortgage Loans in the U.S. Virgin Islands.
     Section 4.12. Fidelity and E&O Insurance. Subservicer maintains and shall at all times maintain error and omissions and fidelity insurance coverage of the type and in the amounts required by the applicable Pooling and Servicing Agreement or the applicable Private Investor Agreement.
     Section 4.13. Sufficiency of Systems and Personnel. On and after the Transfer Date, Subservicer shall have and shall at all times maintain during the term of this Agreement, sufficient systems, including but not limited to EDP, and trained and experienced personnel in place to perform its obligations under this Agreement.
     Section 4.14. Compliance with Laws. For so long as, and to the extent that, Subservicer subservices the Mortgage Loans, Subservicer will continue to comply with each applicable federal, state, or local, law, statute, and ordinance, and any rule, regulation, or order issued thereunder, pertaining to the subject matter of this Agreement, including, but not limited to, usury, RESPA, Consumer Credit Reporting Act, Equal Credit Opportunity Act, Federal Deposit Insurance Corporation Improvement Act, Regulation B, Fair Credit Reporting Act, Fair Debt Collection Practices Act, Fair Housing Act, Truth in Lending Act and Regulation Z, Flood Disaster Protection Act of 1973, and any applicable regulations related thereto, and such other fair housing, anti-redlining, equal credit opportunity, truth-in-lending, real estate settlement procedures, fair credit reporting, and every other prohibition against unlawful discrimination in residential mortgage lending or governing consumer credit, and all state consumer credit statutes and regulations, as amended. In the event Servicer has a reasonable good faith belief in Subservicer’s non-compliance with this Section 4.14 and upon Servicer’s written request, Subservicer shall deliver to Servicer reasonable evidence of compliance with any of the requirements of this Section 4.14.
     Section 4.15. Financial Condition of Subservicer. Neither Subservicer, its parent, nor any of its subsidiaries is in bankruptcy, receivership or conservatorship. Subservicer has the requisite financial resources and ability to meet its obligations under this Agreement, including, but not limited to, any and all indemnification and/or repurchase obligations.
ARTICLE IVA
MUTUAL REPRESENTATIONS
     Each Party hereby represents and warrants to the other Party as follows:
     Section 4A.01. Kickbacks. No employee, agent or representative of the other Party has been offered, shall be offered, has received, or shall receive, directly or indirectly, from such Party, any gratuities, merchandise, cash, services benefit, fee, commission, dividend, gift, or other inducements or consideration of any kind in connection with this Agreement.

     Section 4A.02. Government Officials. No person employed by such Party in connection with the performance of its obligations under this Agreement is an official of the government of any foreign country, or of any agency thereof, and no part of any moneys or consideration paid to such Party hereunder shall accrue for the benefit of any such official.
     Section 4A.03. No Relation. No individual who will receive specific compensation from such Party as a result of the execution of this Agreement is related to any public official or official of any issuer of municipal securities. For purposes of this Section, the term “official of an issuer of municipal securities” means any person who is an incumbent, candidate or successful candidate (a) for elective office of any issuer which office is directly or indirectly responsible for, or can influence the outcome of, the hiring of a broker, dealer or municipal securities dealer for municipal securities business by such issuer, or (b) for any elective office of a state or of any political subdivision, which office has authority to appoint any official(s) of such issuer. The term “related” applies when a person is related by blood or marriage.
ARTICLE V
REMITTANCES AND REPORTING
     Section 5.01. Remittances. (a) With respect to all Mortgage Loans that are subject to a Pooling and Servicing Agreement, the Servicer shall remit to the Trustee all amounts due pursuant to each Pooling and Servicing Agreement as set forth on Exhibit A. Subservicer shall provide to the Trustee (with a copy to Servicer) all monthly certificates required to be sent to the Trustee in accordance with the terms of the Pooling and Servicing Agreements (“Distribution Certificates”). Subservicer agrees to send to the Trustee (with a copy to Servicer) any and all Distribution Certificates on or before the date on which the Distribution Certificates are to be sent to the Trustee in accordance with the terms of the Pooling and Servicing Agreements.
     (b) With respect to all Mortgage Loans that are subject to a Private Investor Agreement, the Servicer shall remit to each Private Investor all amounts due pursuant to the applicable Private Investor Agreements except for those Private Investors who elect to have the Subservicer remit directly to them under the same terms and conditions as set forth in Article VI; provided, however, that Subservicer shall only remit funds directly to a Private Investor on the day(s) such Private Investor is entitled to receive such remittances in accordance with the terms of the applicable Private Investor Agreement. On all other days, Subservicer shall not directly remit funds to any Private Investor and shall comply in all respects with Article VI. In no event shall Subservicer remit funds directly to any Private Investor that shall not have made such an election on or prior to June 30, 2001.
     Section 5.02. Reports to Servicer. Subservicer will provide all daily, weekly, monthly and annual reports to the Servicer as set forth on Exhibit K, provided that such reports are being generated as of the date hereof.
     Section 5.03. Subservicer to Deliver Officer’s Certificates and Participation Reports to Servicer. With respect to all Mortgage Loans, the following provisions shall apply:

     (a) Upon final disposition of a Defaulted Mortgage Loan, the Subservicer shall deliver to the Servicer an Officer’s Certificate in the form of Exhibit 5.03(a). Original proceeds checks or funds equal to net proceeds and copies of original proceeds checks should be attached, along with an EDP Participation Report. These documents should be submitted within five (5) days after the date:
     (i) of receipt of any proceeds from any foreclosure sale at which a third party purchased a Mortgage Property (Third Party sale);
     (ii) of the closing of any sale of a Mortgaged Property for an amount less than the total outstanding indebtedness owing on the related Mortgage Loan (Short Sale);
     (iii) of the closing of any sale of an REO Property (REO Sale);
     (iv) on which the Subservicer accepts, as payment in full on a Mortgage Loan, an amount less than the total outstanding indebtedness owing on such Mortgage Loan (Negotiated Payoff);
     (v) of decision to charge off the account in full (Direct Charge-Off);
     (vi) of decision to charge off the account in full due to insufficient equity in the property (Insufficient Equity); or
     (vii) on which the Subservicer recoups previously underestimated Subservicer Advances, or repays previously overestimated Subservicer Advances, set forth on any Officer’s Certificate previously delivered to the Servicer.
     (b) The Subservicer shall deliver an Officer’s Certificate to the Servicer within three (3) Business Days after the Subservicer determines that it has made, or would be making, a Nonrecoverable Advance. The Officer’s Certificate shall detail the reasons for the Subservicer’s determination.
     Section 5.04. Master Servicer Functions. Subservicer hereby acknowledges and agrees that, unless otherwise specifically provided under this Agreement, Subservicer shall, on behalf of Servicer, act, carry out and perform its duties as Subservicer hereunder as if Subservicer were also Master Servicer under the Pooling and Servicing Agreements and the Private Investor Agreements. Subservicer acknowledges and agrees that the Subservicing Fee takes into account Subservicer’s agreement pursuant to the preceding sentence.
ARTICLE VI
SUBSERVICER PAYMENT PROVISIONS
     Section 6.01. Effectiveness of Payment Provisions. The Subservicing Fees payable by Servicer to Subservicer during the year 2002 shall be retroactively effective as of January 1, 2002.

     Section 6.02. Compensation for Loan Servicing; Allocation of Special Fees and Charges. (a) General Fee. In consideration for the servicing activities performed by Subservicer pursuant to this Agreement, Servicer shall pay to Subservicer a sum equal to $[* * *] for each Mortgage Loan if any of the following conditions apply with respect to such Mortgage Loan:
     (i) Borrower under such Mortgage Loan has an Outstanding Balance greater than $50 on the last day of such month; or
     (ii) Borrower under such Mortgage Loan has received a Mortgage Loan Advance from the Subservicer during such month; or
     (iii) Borrower under such Mortgage Loan has made a principal or interest payment to the Subservicer during such month.
If none of the conditions specified in clauses (i), (ii) or (iii) above shall apply with respect to a Mortgage Loan during any given month, Servicer shall pay to Subservicer a sum equal to $[* * *] with respect to each such Mortgage Loan. The fees payable under this Section 6.02(a) are referred to herein as the “Subservicing Fees”.
     (b) Renegotiation of Fees. The Subservicing Fees shall be renegotiated by Servicer and Subservicer on a yearly basis in accordance with this Section 6.02(b). No later than October 1 of each year, the parties shall commence good faith negotiations with respect to establishing the Subservicing Fees for the following year. If the parties fail to reach an agreement with respect to the Subservicing Fees by November 1, the Subservicing Fees for the following year shall be determined by an Independent Appraisal. The new Subservicing Fees, whether determined by mutual agreement or by an Independent Appraisal, shall not take effect until January 1 of the following year.
     (c) Specific Fees and Charges Payable to Subservicer. In addition to the fees described in Section 6.02(a), Subservicer shall be entitled to receive any reimbursable fee approved by the Servicer.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     (d) Servicing Fees for Returned Checks. Servicer shall reimburse Subservicer on a monthly basis for (i) Subservicer’s cost of funds associated with Subservicer advances of daily Returned Checks and (ii) the unpaid principal amount of returned checks over 90 days outstanding. Subservicer shall provide Servicer on a monthly basis with a detailed list, exclusive of Subservicer process errors, of Subservicer’s daily cost of funds for unreimbursed FRB return items and provide ageing and research notes on outstanding items in the form of Exhibit O. Subservicer shall also provide to Servicer, on or before the fifth business day of each month, a detailed list, in the form of Exhibit O and exclusive of Subservicer process errors, of aged unreimbursed FBR return Check items that are over 90 days outstanding. Servicer shall reimburse Subservicer for such amounts. Servicer shall have three business days to review the cost of funds and detailed 90-day outstanding list and either approve it or advise Subservicer of errors. Servicer and Subservicer shall cooperate and exert reasonable efforts to correct any errors. Servicer shall remit funds to Subservicer by wire transfer within twenty-four hours of either the approval of the reconciliation or the correction of any errors detected by the appropriate party. In any event, the mutually agreed upon amount must be remitted to the Subservicer no later than the 15th day of the month (or first Business Day immediately thereafter). Subservicer must provide any and all reasonably requested documentation to Servicer prior to reimbursement of 90-day outstanding check returns. For purposes of this Section 6.02(d), Subservicer shall calculate its “cost of funds” utilizing the Federal Funds Rate.
     (e) Reconciliation of Other Amounts. If at any time Servicer discovers that it has remitted to Subservicer an amount in excess of the amounts required to be remitted by it to Subservicer pursuant to this Section 6.02, then Servicer shall promptly notify Subservicer. The parties shall, within ten business days from the date Servicer so notifies Subservicer, cooperate and exert reasonable efforts to reconcile such error. Subservicer shall remit to Servicer, by wire transfer, such reconciled amount within twenty-four hours of such resolution.
     Section 6.03. Reimbursement to Subservicer for Payments Made to Third Parties. Subservicer shall be responsible for, and agrees to pay, all third parties’ fees and expenses on Servicer’s behalf in connection with the performance by Subservicer of its obligations under this Agreement (other than for transaction fees paid to VISA®, for which payments Servicer shall reimburse Subservicer).
     Section 6.04. Payment Procedures. (a) Each Business Day, Subservicer, using activity posted on the EDP system and evidenced in report MLR411 and report MLR665, shall total all cash amounts posted the prior Business Day by Subservicer to Borrowers, including (but not limited to) amounts with respect to: (i) all Check transactions posted on behalf of Borrowers, (ii) all sums posted that day in settlement of Charges on behalf of Borrowers, (iii) all wire transfers of funds posted that day by Subservicer on behalf of Borrowers, (iv) all sums posted that day with respect to Borrower’s request for certified and cashier checks, and (v) all disbursement checks posted on behalf of Borrowers. Such total amount shall be due and payable by Servicer to Subservicer.

     (b) Each Business Day, Subservicer, using activity posted on the EDP system and evidenced in report MLR411 and report MLR665, shall total all cash amounts posted the prior Business Day by Subservicer from Borrowers, including (but not limited to) amounts with respect to: (i) all amounts posted on the prior Business Day by Borrowers in satisfaction of principal outstanding under Mortgage Loans, (ii) all amounts posted on the prior Business Day by Borrowers in satisfaction of interest or fees under Mortgage Loans, (iii) all judgments, awards, and other sums posted on the prior Business Day in whole or partial satisfaction of amounts due and payable to Servicer under Mortgage Loan Documents, Mortgages, or any related documents, (iv) Returned Checks transactions posted, (v) all amounts posted on the prior Business Day by Subservicer in respect of returned Checks previously reimbursed to Subservicer by Servicer, chargebacks of Charges, or other adjustments to amounts posted by Servicer, and (vi) 100% of all interchange fees in respect of Charges. Such total amount shall be due and payable by Subservicer to Servicer.
     (c) Each Business Day, Subservicer shall prepare and deliver to Servicer settlement reports in the form set forth on Exhibit J, titled “MLCC Equity Access Daily Reconciliation”. Such report shall be derived from report MLR411 and report MLR665 previously delivered to Servicer, and shall reflect a settlement of amounts posted by Subservicer on the immediately preceding Business Day. Subservicer shall deliver such settlement reports to Servicer no later than [* * *]to which each such settlement report relates. Each day VISA® settlement occurs, Subservicer shall, in accordance with VISA® rules and regulations for timely settlement with VISA®, transfer an amount equal to all Charges to be settled such day, with appropriate adjustments for chargebacks, returns, representments and reversals. Calculation of daily net settlement shall be based on activity posted to Borrower accounts by Subservicer and evidenced by EDP reports in the form of the “MLCC Equity Access Daily Reconciliation” settlement report. The “MLCC Equity Access Daily Reconciliation” shall summarize Subservicer posted daily cash activity as the basis of daily net settlement. If the total amount of payments made by (and due to) Subservicer pursuant to Section 6.04(a) and evidenced by the “MLCC Equity Access Daily Reconciliation” exceeds the total amount due and payable to Servicer pursuant to Section 6.04(b), then, on the Business Day Servicer receives such settlement report, Servicer shall pay to Subservicer via wire transfer, an amount equal to the difference between the two sums plus one day’s interest on such difference, calculated at the Federal Funds Rate. If the total amount due and payable to Servicer pursuant to Section 6.04(b) and evidenced by the “MLCC Equity Access Daily Reconciliation” exceeds the total amount of payments made by (and due to) Subservicer pursuant to Section 6.04(a), then, on the Business Day Servicer receives such settlement report, Subservicer shall pay to Servicer via wire transfer, an amount equal to the difference between the two sums plus [* * *].
     (d) Additional supporting schedules shall include detail for activity not in the settlement in the form of (i) net interest / late fee activity, (ii) closing cost activity, and (iii) detailed non-cash activity. A reconciliation of the daily cash and supporting schedules shall balance to the daily net principal and non-principal activity on MLR411. Subservicer shall forward supporting reports and documentation to Servicer as set forth in the Operations Guide.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

ARTICLE VII
SOLICITATION
     Section 7.01. Solicitation. Subservicer and its Affiliates are prohibited from soliciting any Mortgagor, or causing any Mortgagor to be solicited for prepayment of any Mortgage Loan. Without Servicer’s prior written consent, which may be withheld by Servicer in its sole discretion, neither Subservicer nor any Affiliate shall solicit any Mortgagor, or cause any Mortgagor to be solicited, for subordinate financing of any Mortgage Loan (other than subordinate financing arranged through the Equity Access® Program), or any product or service whatsoever, including, without limitation, any investment or financial services or products, insurance products or services and brokerage account services. Neither Servicer nor any of its Affiliates shall be prohibited from soliciting any Mortgagor or causing any Mortgagor to be solicited for any product or service now offered (or hereafter offered) by Servicer or any Affiliate of Servicer. Subservicer shall not prepare or disseminate, for compensation or otherwise, any mailing lists relating to the Mortgagors, the Mortgage Loans, or otherwise, including any lists of Mortgagors, without Servicer’s prior written consent, which may be withheld by Servicer in its sole discretion. The parties hereto nevertheless agree that (i) either Subservicer, Servicer or their respective Affiliates may from time to time undertake promotions that are directed to either their own general customer base or to the general public at large and that do not target Mortgagors directly, including, without limitation, newspaper, radio and television advertisements and mass mailing or telephone solicitations and that (ii) offers by Subservicer, Servicer or their respective Affiliates to refinance Mortgage Loans in response to, or as a result of, contact initiated by such the related Mortgagors or their representatives shall not constitute solicitation.
ARTICLE VIII
ASSIGNMENT OF MORTGAGES
     Section 8.01. Assignments. There shall be no Assignments to the Subservicer for any Mortgage Loans at any time under this Agreement.
ARTICLE IX
THIRD PARTY CONSENTS
     Section 9.01. Third Party Consents. The right and obligation to subservice Mortgage Loans subject to a Pooling and Servicing Agreement are subject to Servicer’s obtaining, at its sole cost and expense, the related Third Party Consents. Servicer shall use its best efforts to obtain each Third Party Consent no later than fifteen (15) days prior to each applicable Transfer Date, unless other dates are agreed to by the parties. Subservicer shall cooperate with Servicer in obtaining the Third Party Consents and shall timely respond to all reasonable requests from the applicable third parties concerning Subservicer and its business operations. Servicer shall notify Subservicer in writing immediately upon obtaining the Third Party Consents, and Servicer shall provide a copy of the Third Party Consents to Subservicer. Servicer shall pay any and all costs related to obtaining any Third Party Consent.

ARTICLE X
CONDITIONS PRECEDENT TO OBLIGATIONS OF SUBSERVICER
     The obligations of Subservicer under this Agreement are subject to the satisfaction of the following conditions:
     Section 10.01. Compliance and Conditions. All terms, covenants, and conditions of this Agreement required to be complied with and performed by Servicer shall have been duly complied with and performed by Servicer in all material respects on or before the date specified.
     Section 10.02. Corporate Resolution. Subservicer shall have received from Servicer on or before the first Transfer Date a duly executed certificate of Servicer’s Secretary or Assistant Secretary reciting the corporate approval by Servicer of the subservicing of the Mortgage Loans by Subservicer and authorizing Servicer’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.
     Section 10.03. No Material Adverse Change. As of each applicable Transfer Date, there shall not have been any material adverse change in the business or financial condition of Servicer since the date of this Agreement (or since the immediately preceding Transfer Date, in the case of any Transfer Date after the first Transfer Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “material adverse change” shall not include: (a) the merger of Servicer with and into any of Servicer’s Affiliates or (b) each applicable sale and transfer of the servicing rights to Subservicer pursuant to the Purchase and Sale Agreement or transfer of subservicing rights as contemplated hereunder.
     Section 10.04. Financial Ability to Indemnify. Subservicer shall have received, on or before the first Transfer Date, evidence, satisfactory to Subservicer in the exercise of its reasonable discretion, that Servicer has the financial ability to discharge its indemnity obligations, and any and all other financial obligations set forth herein.
     Section 10.05. Opinion of Counsel for Servicer. Subservicer shall have received, on or before the first Transfer Date, an opinion of the in-house counsel of Servicer (or of a law firm reasonably acceptable to Subservicer) dated as of the date of this Agreement, in form and substance satisfactory to Subservicer in the exercise of its reasonable discretion, to the effect that: (a) Servicer is a corporation validly existing and in good standing under the laws of its state of organization; (b) Servicer has all requisite corporate power, authority and capacity to enter into the Transaction Agreements and to perform the obligations required of it thereby; (c) the execution and performance by Servicer of the Transaction Agreements, Servicer’s compliance with the terms thereof and the consummation of the transactions contemplated thereby do not and will not conflict with any of the terms of Servicer’s certificate of incorporation or bylaws or any similar corporate documents of Servicer, or, as to the attorney’s knowledge any material contract or agreement, order or decree to which Servicer is subject or by which it is bound; (d) the Transaction Agreements have been duly executed by Servicer and each is the valid and legally binding obligation of Servicer enforceable against Servicer in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts; and (e) to the knowledge of such counsel, there is no litigation proceeding or governmental investigation existing, pending or threatened, or any order, injunction or decree outstanding against or relating to Servicer that is reasonably expected to have a material adverse effect upon the performance by Servicer of its obligations under this Agreement.
     Section 10.06. Correctness of Representations and Warranties. The representations and warranties made by Servicer in this Agreement are true and correct in all material respects as of each Transfer Date with respect to the subservicing rights transferred on such date, except where another date is specified therein.
     Section 10.07. Litigation or Administrative Action. As of each Transfer Date, there shall not have been commenced or, to the knowledge of either party hereto, threatened, any action, suit or proceeding that enjoins, or is likely to materially and adversely affect, the consummation of the transactions contemplated hereby.
     Section 10.08. Third Party Consents. As of each applicable Transfer Date, with respect to the subservicing rights to be transferred on such Transfer Date, Subservicer shall have received the applicable Third Party Consents required by Article IX.
     Section 10.09. Effective Agreements. As of each applicable Transfer Date, the applicable Private Investor Agreements and applicable Pooling and Servicing Agreements shall be in full force and effect. As of each applicable Transfer Date, the Transaction Agreements shall be in full force and effect and Servicer shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.
ARTICLE XI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SERVICER
     The obligations of Servicer under this Agreement are subject to the satisfaction of the following conditions:
     Section 11.01. Compliance with Conditions. All terms, conditions and covenants of this Agreement required to be complied with and performed by Subservicer shall have been duly complied with and performed by Subservicer in all material respects on or before the date specified.
     Section 11.02. Corporate Resolution. Servicer shall have received from Subservicer on or before the first Transfer Date a duly executed certificate of Subservicer’s Secretary or Assistant Secretary reciting the corporate approval by Subservicer of the subservicing of the Mortgage Loans and authorizing Subservicer’s officers to execute such documents as may be necessary to carry out the transactions contemplated hereby.

     Section 11.03. Correctness of Representations and Warranties. The representations and warranties made by Subservicer in this Agreement are true and correct in all material respects as of each applicable Transfer Date with respect to the subservicing rights transferred on such date, except where another date is specified therein.
     Section 11.04. Third Party Consents. As of each applicable Transfer Date, with respect to subservicing rights to be transferred on such Transfer Date, Servicer shall have received the Third Party Consents required by Article IX.
     Section 11.05. Opinion of Counsel for Subservicer. Servicer shall have received, on or before the first Transfer Date, an opinion of the in-house counsel of Subservicer (or of a law firm reasonably acceptable to Servicer) dated as of the date of this Agreement, in form and substance satisfactory to Servicer in the exercise of its reasonable discretion, to the effect that: (a) Subservicer is a corporation validly existing and in good standing under the laws of its state of organization; (b) Subservicer has all requisite corporate power, authority and capacity to enter into the Transaction Agreements and to perform the obligations required of it thereby; (c) the execution and performance by Subservicer of the Transaction Agreements, Subservicer’s compliance with the terms thereof and the consummation of the transactions contemplated thereby do not and will not conflict with any of the terms of Subservicer’s Certificate of Incorporation or Bylaws or any similar corporate documents of Subservicer, or, as to the attorney’s knowledge, any material contract or agreement, order or decree to which Subservicer is subject or by which it is bound; (d) the Transaction Agreements have been duly executed by Subservicer and each is the valid and legally binding obligation of Subservicer enforceable against Subservicer in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting generally the enforcement of creditors’ rights and the discretion of a court to grant specific performance of contracts; and (e) to the knowledge of such counsel, there is no litigation proceeding or governmental investigation existing, pending or threatened, or any order, injunction or decree outstanding against or relating to Subservicer that is reasonably expected to have a material adverse effect upon the performance by Subservicer of its obligations hereunder.
     Section 11.06. No Material Adverse Change. As of each applicable Transfer Date, there shall not have been any material adverse change in the business or financial condition of Subservicer since the date of this Agreement (or since the immediately preceding Transfer Date, in the case of any Transfer Date after the first Transfer Date), other than those that result from general changes in economic conditions including but not limited to fluctuations in interest rates, changes to Applicable Requirements, or changes applicable to the mortgage servicing industry generally. Notwithstanding anything contained herein, “material adverse change” shall not include the merger of Subservicer with and into any of Subservicer’s Affiliates.
     Section 11.07. Financial Ability to Indemnify. Servicer shall have received, on or before the first Transfer Date, evidence, satisfactory to Servicer in the exercise of its reasonable discretion, that Subservicer has the financial ability to discharge its indemnity obligations, and any and all other financial obligations set forth herein.

     Section 11.08. Effective Agreements. As of each applicable Transfer Date, the applicable Private Investor Agreements and applicable Pooling and Servicing Agreements shall be in full force and effect. As of each applicable Transfer Date, the Transaction Agreements shall be in full force and effect and Subservicer shall have complied in all material respects with the covenants, conditions, and agreements applicable to it under the Transaction Agreements.
ARTICLE XII
ANNUAL CERTIFICATIONS
     Section 12.01. Annual Statement as to Compliance. The Subservicer will deliver to the Servicer on or before March 1 of each year, beginning with March 1, 2003, a certificate signed by a senior vice president or more senior officer stating that (i) a review of the activities of the Subservicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Subservicer has fulfilled all of its obligations under this Agreement throughout such year in all material respects, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.
     Section 12.02. Annual Independent Certified Public Accountants’ Servicing Reports. On or before March 1 of each year, beginning with March 1, 2003, the Subservicer at its expense shall cause a nationally recognized firm of independent certified public accountants that is a member of the American Institute of Certified Public Accountants to furnish a report to the Servicer to the effect that (i) all Mortgage Loans subserviced by the Subservicer were included in the total population of mortgage loans subject to selection for testing in such firm’s examination of certain documents and records, that such examination was conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers and that such examination disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers, except for such items of noncompliance as shall be set forth in such report and (ii) such accounting firm (or another nationally recognized firm) has reviewed the operations and control procedures of the Subservicer relative to the Subservicer’s EDP and has determined that such system has been suitably designed to subservice the Mortgage Loans pursuant to this Agreement.
     (a) Prior to execution of this Agreement, the Subservicer at its expense shall have caused, and annually thereafter within 90 days after the close of the Subservicer’s fiscal year, beginning with the close of the 2000 fiscal year, the Subservicer at its expense shall cause, a nationally recognized firm of independent public accountants that is a member of the American Institute of Certified Public Accountants to furnish to the Servicer audited financial statements of the Subservicer for the then most recently closed fiscal year, together with an opinion thereon of such public accountants that either is unqualified or contains only such qualifications as are acceptable to the Servicer.
     (b) On or before March 1 of each year, beginning March 1, 2003, the Subservicer, at its expense, shall cause the Subservicer’s EDP licensor to furnish its Statement of Auditing

Standards (“SAS”) 70 Report (Report on the Processing of Transactions by Service Organizations) to the Servicer.
ARTICLE XIII
INDEMNIFICATION
     Section 13.01. Indemnification of Subservicer. Servicer shall indemnify and hold Subservicer, its officers, directors, employees and agents (the “Subservicer Indemnified Parties”) harmless from, and will reimburse the Subservicer Indemnified Parties for, any and all Losses incurred by any of the Subservicer Indemnified Parties to the extent that such Losses result from, are caused by, or arise out of any one or more of the following:
     (a) Any material misrepresentations made by Servicer in this Agreement or in any schedule, exhibit, or certificate furnished pursuant hereto;
     (b) Any material breach of any representations and warranties of Servicer or the nonfulfillment of any term, covenant, condition, or obligation of Servicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by Servicer hereunder;
     (c) Any liabilities or obligations, contingent or otherwise, of Servicer of any nature whatsoever relating to Servicer’s obligations under this Agreement (other than those specifically assumed by Subservicer under this Agreement), to the extent that any related Loss to Subservicer is not increased by negligence, bad faith or willful misconduct on the part of Subservicer;
     (d) The fact that any Advance is not fully collectible after reasonable good faith efforts on the part of Subservicer to collect the Advance.
     (e) Any failure of the Servicer to perform default servicing activities in accordance with the related Pooling and Servicing Agreement for any Complex Defaulted Mortgage Loan, as described in Section 2.07.
     The indemnity provided in this Section 13.01 shall remain in full force and effect regardless of any investigation made by Subservicer or its representatives.
     Section 13.02. Repurchase of Mortgage Loans. In the event Servicer repurchases a Mortgage Loan, Subservicer will follow such directions and provide such reports as may be required by the Servicer. Upon repurchase, MLCC will be the owner of the Mortgage Loan which shall be subserviced by the Subservicer pursuant to the terms of this Agreement.
     Section 13.03. Indemnification of Servicer. Subservicer shall indemnify and hold Servicer, its officers, directors, employees and agents (the “Servicer Indemnified Parties”) harmless from, and will reimburse the Servicer Indemnified Parties for, any and all Losses incurred by any of the Servicer Indemnified Parties to the extent that such Losses result from, are caused by or arise out of any one or more of the following:

     (a) Any material misrepresentations made by Subservicer in this Agreement, or in any schedule, exhibit, or certificate furnished pursuant hereto;
     (b) Any material breach of any of the representations and warranties of Subservicer or the nonfulfillment of any term, covenant, condition or obligation of Subservicer set forth in this Agreement or in any schedule, statement, exhibit, or certificate furnished pursuant hereto, or any default or failure to perform by Subservicer hereunder;
     (c) Any failure of Subservicer to comply with the terms of any Private Investor Agreement, or any Pooling and Servicing Agreement or any other Applicable Requirements in connection with subservicing the Mortgage Loans;
     (d) Any liabilities or obligations, contingent or otherwise, of Subservicer of any nature whatsoever relating to Subservicer’s obligations under this Agreement, to the extent that any related Loss to Servicer is not increased by negligence, bad faith or willful misconduct on the part of Servicer;
     (e) Any non-compliance with the terms of any powers of attorney or the use thereof that results in a Loss to Servicer; or
     (f) Any failure by Subservicer to deliver a Distribution Certificate in accordance with Section 5.01.
     The indemnity provided in this Section 13.03 shall remain in full force and effect regardless of any investigation made by Servicer or its representatives.
     Section 13.04. Notice and Settlement of Claims. (a) In the event that either party to this Agreement becomes aware of any material fact giving rise to any obligation of the other party under this Article XIII, including, but not limited to, any claim or any litigation brought by a third party which may give rise to any such obligation, such party shall promptly, but in no event later than seven (7) Business Days, provide the other party with a notice describing the same. Failure to provide a notice within such seven (7) Business Day period shall not relieve such other party of its obligations under this Article XIII, unless such failure materially prejudices the rights or increases the liability of such other party, and then, such other party’s liability shall be reduced only by the amount that it actually has been damaged by such failure.
     (b) The indemnifying party (the “Indemnifying Party”) may, at its own cost and expense, assume defense of any claim, suit, action or proceeding, provided that the counsel is satisfactory to the indemnified party (the “Indemnified Party”) in the exercise of its reasonable discretion. The party not controlling the defense or prosecution of any such claim, suit, action or proceeding may participate at its own cost and expense.
     (c) Neither the Indemnifying Party nor the Indemnified Party shall be entitled to settle, compromise, decline to appeal, or otherwise dispose of any claim, suit, action or proceeding without the consent of the other party (which consent shall not be unreasonably withheld or delayed).
     (d) Following the discharge of the Indemnifying Party’s obligations under this Article XIII, the Indemnified Party shall assign to the Indemnifying Party any and all related claims against third parties. If the Indemnifying Party fails to discharge its obligations under this Article XIII, the Indemnified Party shall be entitled (but not obligated) to pursue (as the assignee of the Indemnifying Party) any and all claims against third parties which the Indemnifying Party otherwise would have the right to pursue, including, but not limited to, claims against loan correspondents. Within fifteen (15) days after receipt, the Indemnified Party shall refund to the Indemnifying Party the amounts of all recoveries the Indemnified Party received from third parties with respect to any claim for which the Indemnified Party was reimbursed for its Losses.
     (e) Following the receipt of written notice from the Indemnified Party of a demand for indemnification, the Indemnifying Party shall seek to cure the problem giving rise to the demand, if possible, without any actual or contingent liability of the Indemnified Party, and pay the amount for which it is liable, or otherwise take the actions which it is required to take within thirty (30) days or such lesser time as may be required by a Trustee, Insurer or third-party claimant.
ARTICLE XIV
DEFAULT AND TERMINATION
     Section 14.01. Termination by Servicer; Events of Default. In case one or more of the following events (each, an “Event of Default”) shall occur and be continuing:
     (a) any failure by the Subservicer to timely remit to the Servicer or any Trustee any payment required to be made under the terms of this Agreement; or
     (b) any material breach by the Subservicer of any other term, agreement, covenant, representation or warranty in this Agreement that has not been cured after written notice and a thirty (30) day curative period, or such lesser time as is provided to the Servicer under the applicable Pooling and Servicing Agreement; or
     (c) there shall have occurred under any Transaction Agreement a default by the Subservicer; or
     (d) following entry against the Subservicer of a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) for the Subservicer in any federal or state bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of Subservicer’s affairs, if such decree or order has remained in force undischarged or unstayed for a period of sixty (60) days, or

     (e) upon consent by the Subservicer to the appointment of a trustee, conservator, receiver, liquidator, assignee, custodian or sequestrator (or other similar official) in, or commencement of a voluntary case under, any federal or state bankruptcy insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Subservicer or of or relating to all or substantially all of the Subservicer’s property; or
     (f) upon the Subservicer’s (A) admitting in writing its inability to pay its debts generally as they become due, (B) filing a petition to take advantage of any applicable insolvency or reorganization statute, (C) making an assignment for the benefit of its creditors or (D) voluntarily suspending payment of its obligations; or
     (g) the Subservicer ceases to be eligible to sell mortgage loans to or service mortgage loans for FNMA, FHLMC or GNMA or ceases to be a HUD-approved mortgagee; or
     (h) any failure by Subservicer to deliver a Distribution Certificate in accordance with Section 5.01; or
     (i) the Subservicer fails to meet a “Service Standard” set forth in Section I of the Operations Guide and the Subservicer fails to remedy such deficiency within the ninety (90) day time period set forth in Section 14.02(b); or
     (j) any downgrade, withdrawal, or qualification by a Rating Agency of its rating of any outstanding class of Certificates due to an act or omission of the Subservicer; or
     (k) a Trust Fund ceases to qualify as a REMIC due to an act or omission of the Subservicer;
then and in each and every such case, the Servicer may, by notice in writing to the Subservicer, terminate this Agreement and exercise any other rights and remedies that the Servicer may have at law or in equity, including, without limitation, the right to damages, injunctive relief and specific performance. In addition to the foregoing, in the event that (A) a Subservicer Competitor Change of Control shall have occurred, then at any time after Servicer shall have received notice of such Subservicer Competitor Change of Control, Servicer may, by giving written notice thereof to Subservicer, terminate this Agreement as of a future date specified in such notice of termination; or (B) a Subservicer Change of Control (other than a Subservicer Competitor Change of Control) shall have occurred, then at any time within 30 days after the two year anniversary of such Subservicer Change of Control, Servicer may, by giving written notice thereof to Subservicer, terminate this Agreement as of a future date specified in such notice of termination. On or after the receipt by the Subservicer of written notice of termination of this Agreement, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 15.01. Upon written request from the Servicer, the Subservicer shall prepare, execute and deliver, any and all documents and other instruments, deliver to the successor all mortgage files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Subservicer’s sole expense. The Subservicer agrees to cooperate with the Servicer and such successor in effecting the termination of the Subservicer’s responsibilities and rights hereunder as provided above, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Subservicer to any Mortgage Loan or thereafter received with respect to the Mortgage Loans.
     Section 14.02. Failure of Subservicer to Maintain Service Standards; Termination. (a) If, as evidenced by the monthly reports that Subservicer is required to furnish to Servicer pursuant to Section II of the Operations Guide, any service standard set forth in Section I of the Operations Guide is not satisfied (a “Service Deficiency”) during [* * *], at Servicer’s request Subservicer shall develop a plan describing the countermeasures and targets/goals Subservicer will use to correct the Service Deficiency, and Subservicer shall present such plan to Servicer within 15 days after Servicer has notified Subservicer of the Service Deficiency. Within 15 days after receiving the plan from Subservicer, Servicer shall either (x) accept the plan or (y) instruct Subservicer to modify the plan, and, in the case of clause (y), Subservicer shall make such modifications. Unless Servicer agrees otherwise, Subservicer shall cure the Service Deficiency within 60 calendar days (the “Level I Curative Period”) from the date on which Servicer has accepted the plan or notified Subservicer of the modifications to be made to the plan.
     (b) If Subservicer fails to correct any Service Deficiency by the end of the Level I Curative Period, then, for a period not to exceed 90 days from the end of any Level I Curative Period, Subservicer shall pay Servicer liquidated damages of $[* * *]. Subservicer shall pay such liquidated damages to Servicer by wire transfer of immediately available funds within [* * *]. If a Service Deficiency has not been cured within such 90-day period, Servicer may at its sole option, within sixty (60) days thereafter, require Subservicer to solicit bids for an alternative subservicer as provided in Section (d) below.
     (c) If a Service Deficiency has not been cured and Servicer elects not to require Subservicer to solicit bids for an alternative subservicer as provided for in Section (d) below,

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then within fifteen (15) days of Servicer’s request, Subservicer shall develop and present a plan to Servicer describing new countermeasures and targets/goals that Subservicer will use to correct the Service Deficiency. Following receipt of the plan, Subservicer and Servicer shall follow and be subject to the requirements of Section 14.02(a) and (b), including but not limited to the liquidated damages provisions.
     (d) In the event that Servicer shall have the right to require Subservicer to solicit bids for an alternative subservicer as provided in (b) above, then Subservicer, upon Servicer’s written demand, shall proceed as follows:
     (i) Subservicer shall prepare a request for proposal (“RFP”) for an alternative subservicer to assume Subservicer’s obligations relating to its obligations hereunder. Subservicer shall submit such RFP to Servicer for review within thirty (30) days of Servicer’s written demand that Subservicer solicit bids for an alternative subservicer. Subservicer shall incorporate Servicer’s reasonably requested revisions to such RFP within ten (10) days of Subservicer’s receipt of Servicer’s requested revisions.
     (ii) Subservicer shall submit the final RFP to no less than three (3) residential Mortgage Loan servicers reasonably chosen by Servicer.
     (iii) Subservicer shall select the bid requested by Servicer.
     (iv) Subservicer shall pay the costs of the entity chosen by Servicer as the alternative subservicer to assume Subservicer’s obligations hereunder. If, however, the bid selected by Servicer is the highest bid and such bid [* * *], then Servicer shall be responsible for the difference between the selected bid and [* * *].
     (e) The remedies set forth in this Section 14.02 shall be in furtherance of, and not in limitation of, Servicer’s remedies under this Agreement.
     Section 14.03. Waiver of Defaults. The Servicer, by notice in writing to the Subservicer, may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 14.04. Term of Agreement; Termination Without Cause. (a) This Agreement shall automatically expire and terminate upon the earlier of (i) December 31, 2004 (the “Initial Termination Date”) or (ii) the date upon which the Origination Agreement is terminated in accordance with the terms thereof. In the event this Agreement has not earlier terminated, the respective obligations and responsibilities of the Subservicer shall terminate without cause and without payment by either party of any penalty or termination fee (i) upon the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Properties and the

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THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

remittance of all funds due hereunder or (ii) by mutual consent of the Subservicer and the Servicer in writing.
     (b) Servicer may elect to terminate this Agreement without cause prior to the end of the Initial Termination Date of this Agreement upon one hundred eighty (180) days prior written notice to Subservicer. Within five (5) Business Days of the effective date of any such termination, the Servicer shall pay to the Subservicer an early termination fee that shall be equal to the Subservicing Fees earned by Subservicer during the last three full months under this Agreement.
     (c) Servicer may elect to terminate this Agreement without cause and without payment to the Subservicer of any penalty or termination fee at any time after the Initial Termination Date of this Agreement upon one hundred eighty (180) days prior written notice to Subservicer.
     (d) The Subservicer acknowledges that in the event MLCC is terminated as the Servicer under any Pooling and Servicing Agreement, the Trustee or successor Servicer thereunder has the option to terminate this Agreement and the rights of the Subservicer to subservice the Mortgage Loans, without cause and without penalty or payment of a termination fee to the Subservicer. In event of such termination of the Subservicer, (i) if the Subservicer is terminated prior to the end of the Initial Termination Date of this Agreement, within five (5) Business Days after the effective date of termination, the Servicer shall pay a termination fee to the Subservicer that shall be equal to [* * *] or (ii) if the Subservicer is terminated after the end of the Initial Termination Date of this Agreement, the Subservicer shall not be entitled to any penalty or termination fee from the Servicer.
     Section 14.05. Effect of Termination of Agreement. (a) In the event this Agreement is terminated pursuant to the provisions hereof, this Section 14.05, Article XIII, Sections 7.01, 14.02, 17.02, 17.03, 17.05 and 17.17 shall remain in effect after such termination, and all provisions relating to the allocation of responsibility for costs incurred by Servicer and/or Subservicer shall remain in effect with respect to acts occurring before such termination.
     (b) If Servicer, Trustee or successor Servicer under a Pooling and Servicing Agreement, terminates this Agreement, and Servicer terminates any or all of the other Transaction Agreements (to the extent Servicer is permitted to do so), the remedies for liquidated damages set forth in Section 14.02 shall not apply as to any Mortgage Loan that Subservicer continues to subservice.
ARTICLE XV
SUCCESSOR TO THE SUBSERVICER
     Section 15.01. Successor to the Subservicer. Upon termination of Subservicer’s responsibilities and duties under this Agreement, the Servicer, applicable Trustee or successor Servicer, or successor Subservicer, shall service or

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subservice the applicable Mortgage Loans under such terms and conditions as such parties may agree.
     (a) In the event that the Subservicer’s duties, responsibilities and liabilities under this Agreement should be terminated, the Subservicer shall discharge such duties and responsibilities during the period from the date it acquires Knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor, a Trustee or Certificateholder under any Pooling and Servicing Agreement or a Private Investor. The resignation or removal of Subservicer shall not relieve the Subservicer of any representations, warranties, covenants or agreements made in connection herewith or affect the remedies available to the Servicer hereunder, it being understood and agreed that such provisions shall be applicable to the Subservicer notwithstanding any such resignation or termination of the Subservicer, or the termination of this Agreement.
     (b) Any termination or resignation of the Subservicer or termination of this Agreement shall not affect any claims that the Servicer may have against the Subservicer due to any failure of the Subservicer to comply with the terms of this Agreement prior to any such termination or resignation.
     (c) The Subservicer, in a timely and reasonable manner, but in any event no later than two (2) Business Days after the effective date of any termination or permitted resignation of the Subservicer or termination of this Agreement, shall deliver to the Servicer, applicable Trustee or successor Servicer, or successor Subservicer (i) any funds held in connection with the Mortgage Loans and (ii) the mortgage files and related documents and statements and computer files held by it hereunder, and the Subservicer shall account for all funds. The Subservicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the Servicer, applicable Trustee or successor Servicer, or successor Subservicer all such rights, powers, duties, responsibilities, obligations and liabilities of the Subservicer. The Servicer or new Subservicer shall make arrangements as it may deem appropriate to reimburse the Subservicer for amounts the Subservicer actually expended pursuant to this Agreement that the Servicer or successor Subservicer is entitled to retain hereunder and that would otherwise have been reimbursable to the Subservicer pursuant to this Agreement but for the termination of the Subservicer.
ARTICLE XVI
ANTI-MONEY LAUNDERING
     Section 16.01. Compliance. (a) Subservicer shall at all times undertake and perform the requirements set forth in Servicer’s anti-money laundering policies and procedures (as of the date hereof, policies and procedures nos. 2000-25, 2000-13 and 98-048) as the same may be amended from time to time (the “BSA Policies and Procedures”). The BSA Policies and Procedures are attached hereto as Exhibit G. Servicer represents and warrants that as of the date hereof, Servicer complies with its anti-money laundering policies and procedures (as of the date hereof, policies and procedures nos. 2000-25, 2000-13 and 98-048). Notwithstanding the foregoing, if the representation contained in the immediately preceding sentence is inaccurate as of the date made as to any specific part of the BSA Policies and Procedures (the “Non-Compliant Procedure”), Subservicer shall not be obligated to comply with such Non-Compliant Procedure to the extent that (i) Servicer does not comply with such Non-Compliant Procedure as of the date hereof and (ii) Subservicer is not in compliance with such Non-Compliant Procedure as of the date such inaccuracy is discovered; provided, that upon discovery of the inaccuracy of such representation, Subservicer shall promptly notify Servicer in writing of such inaccuracy and shall indicate in such notice the Non-Compliant Procedure. Within five (5) Business Days after receipt of such notice, Servicer shall notify Subservicer of whether Servicer desires Subservicer to follow such Non-Complying Procedure. If Servicer notifies Subservicer that it desires Subservicer to follow such Non-Compliant Procedure, Subservicer shall have the right to propose an adjustment to the Subservicing Fee in accordance with the procedures set forth in Section 17.04(d). For the avoidance of doubt, nothing contained in this Section 16.01 shall relieve Subservicer’s obligation to subservice the Mortgage Loans in accordance with applicable law. Subservicer shall comply with the BSA Policies and Procedures and shall take reasonable steps to detect payments that are inconsistent with such policies and procedures. In the event Subservicer retains the services of a third party vendor to process the receipt of funds from Mortgagors (hereafter, a “Lock-Box Vendor”), Subservicer shall first obtain Servicer’s consent to the selection of such Lock-Box Vendor, which consent shall not be unreasonably withheld. Further, Subservicer shall provide the BSA Policies and Procedures to any such Lock-Box Vendor and ensure that such Lock-Box Vendor complies with the same.
     (b) Subservicer shall be responsible for assuring compliance by Servicer with Servicer’s obligations under the BSA by identifying and reporting possible money laundering and other illegal activity to the extent set forth in the BSA Policies and Procedures.
     (c) Prior to the first Transfer Date, Subservicer shall have: (i) appointed a suitable officer of Subservicer to be responsible for compliance with the BSA Policies and Procedures; (ii) caused such officer and any other appropriate persons to have participated in one or more training sessions on anti-money laundering and bank secrecy act compliance which sessions will be provided by Servicer or a third party vendor at Servicer’s expense; and (iii) implemented policies, procedures and internal controls to undertake the BSA Policies and Procedures and shall have provided Servicer with photocopies of internal memoranda and other documents of Subservicer setting forth such policies, procedures and internal controls.
     (d) Failure of Subservicer to comply with the terms of this Article XVI in all material respects, including without limitation, the failure of Subservicer to take any remedial action called for by Servicer as described in subsection (f) below, shall constitute a Service Deficiency for purposes of Section 14.02.
     (e) Subservicer shall indemnify Servicer for any financial losses resulting from Subservicer’s failure to comply with the BSA Policies and Procedures.

     (f) Servicer, upon reasonable notice, may audit and test Subservicer’s compliance with the provisions of the BSA Policies and Procedures. Any such audit or test may be conducted by Servicer’s internal auditors or other employees or by an outside auditing firm. If Servicer detects weaknesses in or exceptions to Subservicer’s compliance with the BSA Policies and Procedures, Servicer shall notify Subservicer of its findings, and Subservicer shall immediately undertake the remedial action suggested by Servicer and shall report to Servicer on the action taken.
ARTICLE XVII
MISCELLANEOUS
     Section 17.01. Supplementary Information. From time to time before and after each applicable Transfer Date, Servicer shall furnish to Subservicer such information supplementary to the information contained in the documents and schedules delivered pursuant hereto which is reasonably available to Servicer as Subservicer may reasonably request in writing and/or which may be necessary to enable Subservicer to file any reports or respond to Mortgagor or Trustee inquiries in connection with the Mortgage Loans or subservicing rights so long as furnishing such information does not violate the Applicable Requirements.
     Section 17.02. Access to Information; Confidentiality. (a) Upon reasonable prior notice, (i) Servicer shall afford reasonable cooperation to Subservicer and its counsel, accountants and other representatives (collectively, “Subservicer’s Representatives”) in providing reasonable access during normal business hours through each Transfer Date to examine Servicer’s files, books and records with respect to the related Mortgage Loans and subservicing rights and (ii) Subservicer shall afford reasonable cooperation to Servicer and its counsel, accountants and other representatives (collectively, “Servicer’s Representatives”) in providing reasonable access during normal business hours after each Transfer Date to examine Subservicer’s files, books and records with respect to the related Mortgage Loans and subservicing rights. Servicer shall be entitled to take reasonable and appropriate actions to assure that Subservicer maintains the confidentiality of the names and addresses of the Mortgagors under the Mortgage Loans and all non-public information obtained in such investigation that could reasonably be construed to be of a confidential or proprietary nature. Subservicer and Subservicer’s Representatives shall treat as confidential all information obtained in such investigation and not otherwise in the public domain. Each party shall, upon reasonable notice to the other party, provide the other party with access to its premises during normal working hours and access to reasonable cooperation with its officers and employees. The salaries, travel, subsistence and other related expenses for the visiting party shall be borne by such party. The party being visited shall, at its expense, make available all customary, reasonable office space, facilities, and equipment for the visiting party.
     (b) Subservicer shall, and shall cause Subservicer’s Representatives and Subservicer’s Affiliates to, hold in confidence and not disclose to any third party without Servicer’s prior written consent, all information relating to Servicer received by Subservicer, Subservicer’s Representatives and/or Subservicer’s Affiliates in connection with the transactions contemplated herein, other than information (i) received by Subservicer, Subservicer’s Representatives or Subservicer’s Affiliates on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) required to be disclosed by law or regulatory or judicial process.
     (c) Servicer shall, and shall cause Servicer’s Representatives and Servicer’s Affiliates to, hold in confidence and not disclose to any third party without Subservicer’s prior written consent, all information relating to Subservicer received by Servicer and/or Servicer’s Representatives in connection with the transactions contemplated herein, other than information (i) received by Servicer or Servicer’s Representatives on a non-confidential basis from a third party having a right to make such disclosure; (ii) that is or becomes generally available to the public (except as a result of a disclosure in violation of this Agreement); or (iii) is required to be disclosed by law or regulatory or judicial process.
     (d) Subservicer acknowledges that Servicer is licensed as a mortgage lender/originator/servicer in numerous jurisdictions and that, pursuant to such licenses and similar licenses, Servicer is requested from time to time to make available to various governmental officials and examiners various loan level information, documents, and similar items including, but not limited to, certain “mortgage loan servicing” information. If Servicer is required to produce any such mortgage loan servicing information, Subservicer shall make all such information available to Servicer in a timely manner at Servicer’s cost and expense, provided that Subservicer’s dissemination of such information does not violate the Applicable Requirements.
     (e) This Section 17.02 shall survive any termination of this Agreement.
     Section 17.03. No Broker’s Fees. Each party hereto represents and warrants to the other that it has made no agreement to pay any agent, finder, or broker or any other representative, any fee or commission in the nature of a finder’s or broker’s fee arising out of or in connection with the subject matter of this Agreement. The parties hereto covenant with each other and agree to indemnify and hold each other harmless from and against any such obligation or liability and any Losses incurred by the other in investigating or defending any claim based upon the other party’s actions under this Section. This Section 17.03 shall survive any termination of this Agreement.
     Section 17.04. Further Assurances. (a) Servicer and Subservicer shall cooperate in good faith to consummate the transactions contemplated by this Agreement.
     (b) In order for the parties hereto to perform their respective obligations hereunder, each party shall furnish to the other party such reports, information or documentation supplementary to the information contained in the documents and schedules delivered pursuant hereto and deliver such reports, information or documentation as may reasonably be requested by such party and as are reasonably normal and customary in the mortgage loan servicing industry.

     (c) Servicer and Subservicer shall each execute and deliver to each other all such other instruments or documentation as either may reasonably request in order to effect the transfer, assignment and delivery to Subservicer of the subservicing rights which are the subject of this Agreement.
     (d) If, after the date hereof, a material change in any Applicable Requirement shall have had a material, negative economic impact on either Party, then such Party may propose an adjustment to the Subservicing Fee paid to Subservicer pursuant to Article VI. The non-proposing Party agrees to consider such proposal in good faith, provided that the proposing Party provides, upon the reasonable request of the non-proposing Party, documentation evidencing such negative economic impact.
     Section 17.05. Survival. Except as otherwise provided herein, all representations, warranties, covenants, indemnities and other agreements of the parties to this Agreement set forth herein or in any exhibit, schedule or other document or certificate delivered or to be delivered pursuant hereto shall survive each applicable Transfer Date regarding the Mortgage Loans the subservicing of which is transferred on those dates.
     Section 17.06. Governmental Authorities; Laws and Severability. The terms and provisions of this Agreement are expressly made subject to applicable federal and state statutes, laws, and rules and regulations promulgated thereunder, as amended from time to time. Any rule, regulation or administrative policy of any government agency having jurisdiction that relates to the transfer of the subservicing rights to Subservicer and that is in effect on each applicable Transfer Date shall be deemed to be incorporated herein, and shall supersede the terms of this Agreement, unless such incorporation shall materially impair the contemplated benefits to be received by the parties pursuant to this Agreement, in which event the parties shall renegotiate the terms and conditions hereof to reflect a fair allocation of the economic benefits contemplated hereby. In the event any provision of this Agreement is deemed by a court of competent jurisdiction to be in violation of any of the above, such provision shall be of no force or effect, and this Agreement shall continue as though such superseded provision were not contained in this Agreement.
     Section 17.07. Form of Payment to Be Made. Unless otherwise provided herein or agreed to in writing by the parties, all payments contemplated herein shall be made by wiring immediately available funds to the account designated by Servicer or Subservicer, as applicable.
     Section 17.08. Assignability. Neither Servicer nor Subservicer shall assign this Agreement, or delegate any duty hereunder, without the prior written consent of the other party and without having complied with all applicable provisions of the Pooling and Servicing Agreements, including but not limited to having obtained any necessary Third Party Consents. Notwithstanding the above prohibition, this Agreement may be assigned by either party to such party’s Affiliate upon thirty (30) days’ prior written notice to the other party hereto, provided that (i) such party’s Affiliate is an Affiliate as of the date hereof and has the ability to perform the obligations of the Subservicer hereunder and (ii) such party has complied with all applicable provisions of the Pooling and Servicing Agreements, including but not limited to having obtained any necessary Third Party Consents.
     Section 17.09. Certain Costs. Unless otherwise set forth in this Agreement, each party shall bear their respective costs in fulfilling their responsibilities herein.
     Section 17.10. Notices. All notices, requests, demands and other communications that are required or permitted to be given under this Agreement shall be in writing and shall be deemed given if delivered personally, transmitted by facsimile (and telephonically confirmed), mailed by registered or certified mail, return receipt requested, or sent by commercial overnight courier to the other party at the following address:
If to Subservicer, to:

Cendant Mortgage Corporation 3000 Leadenhall Road Mt. Laurel, New Jersey 08054
Attn:	Robert E. Groody Chief Financial Officer Ph: (856) 917-6822 Fax: (856) 917-6910
With a copy to:

Cendant Mortgage Corporation 3000 Leadenhall Road Mail Stop LGL Mt. Laurel, New Jersey 08054
Attn:	William Brown, Esq. General Counsel Ph: (856) 917-9403 Fax: (856) 917-9422
If to Servicer, to:

Merrill Lynch Credit Corporation 4802 Deer Lake Drive East Jacksonville, Florida 32246
Attn:	President
With a copy to:

Merrill Lynch Credit Corporation 4802 Deer Lake Drive East

Jacksonville, Florida 32246
Attn:	General Counsel Ph.: (904) 218-8830 Fax: (904) 218-8848
or to such other address as Subservicer or Servicer shall have specified in writing to the other.
     Section 17.11. Entire Agreement; Construction. (a) This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof. Except as set forth in paragraph (b) below, no amendments, modifications, or supplements of this Agreement shall be binding unless executed in writing by the parties hereto. Reference to sections, subsections, schedules, or exhibits in this Agreement are to sections and subsections of, and schedules and exhibits to, this Agreement. The schedules and exhibits are part of this Agreement. Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. The words “herein”, “hereby”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by any party at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     (b) Subservicer agrees that Exhibit C hereto may be amended by Servicer during the month of January 2003 and during every second January thereafter by sending written notice to Subservicer of such amendments; provided, however, that each such amendment may change no more than ten Persons on such Exhibit; provided further, that (i) Persons added to Exhibit C shall be Persons which are Financial Services Firms and (ii) Exhibit C shall not at any time contain more than twenty Persons.
     Section 17.12. Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and permitted assigns.
     Section 17.13. Headings; Plurals; Genders. Section and Article headings are for reference purposes only and shall not be deemed to have any substantive effect. In construing the words of this Agreement, plural constructions will include the singular, and singular constructions will include the plural. No significance will be attached to whether a pronoun is masculine, feminine, or neuter.
     Section 17.14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of New York.

     Section 17.15. Counterparts. This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same Agreement. The parties hereto agree that the exchange by telefax of executed signature pages to this Agreement shall be binding upon the parties, with original, signed Agreements to follow by overnight mail.
     Section 17.16. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.
     Section 17.17. Publicity. Except as required by applicable law, neither party hereto shall issue a press release or similar announcement or communication relating to this Agreement or the transactions contemplated herein using the other party’s name without such other party’s prior written consent.
     Section 17.18. No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement is intended to confer any right, remedy, obligation or liability upon any Person other than the parties hereto and their respective successors and permitted assigns.
     Section 17.19. Attorney Fees, Costs, Etc. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees and court costs from the other party. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.
     Section 17.20. Merger or Consolidation of Servicer and Subservicer. (a) Servicer and Subservicer shall each keep in full effect, their respective existences, rights and franchises as corporations in the states of their incorporation except as permitted herein, and will obtain and preserve their respective qualifications to do business as foreign entities in each jurisdiction in which such qualification is or shall be necessary to: (i) protect the validity and enforceability of this Agreement, or of any of the Mortgage Loans; and/or (ii) to perform their respective duties under this Agreement.
     (b) Subject to Servicer’s right to terminate this Agreement upon the occurrence of a Subservicer Change of Control or a Subservicer Competitor Change of Control, any entity into which Servicer or Subservicer may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which Servicer or Subservicer shall be a party, or any entity succeeding to the business of Servicer or Subservicer, shall be the successor of Servicer or Subservicer hereunder, without the execution of filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, the successor or surviving entity shall be an institution whose business is the origination or servicing of mortgage loans, unless otherwise consented to by Subservicer or Servicer, as applicable, and shall be qualified to service mortgage loans on behalf of FNMA and to subservice the Mortgage Loans under each of the Pooling and Servicing Agreements.
     Section 17.21. Termination Assistance. (a) Upon expiration or termination of all or part of the MLCC Services for any reason, Subservicer shall for a period of one (1) year (the “Termination Assistance Period”), upon Servicer’s request and at Servicer’s expense, continue to provide the MLCC Services that were provided prior thereto (“Termination Assistance Services”). In providing Termination Assistance Services, Subservicer shall provide such reasonable cooperation and technical assistance to Servicer, or to a third-party service provider designated by Servicer, as required to facilitate the transfer of the affected MLCC Services to Servicer or such third-party service provider. The rights of Servicer under this Section shall be without prejudice to the Parties’ rights to pursue legal remedies for breach of this Agreement, either for breaches prior to termination or during the period this Agreement is continued in force post-termination. Termination Assistance Services shall be provided for the same fees as prior to termination, and Subservicer shall use commercially reasonable efforts to perform the MLCC Services at the same service levels as prior to termination. MLCC hereby agrees to continue to provide the services or meet its obligations contemplated to be provided by it under this Agreement during the Termination Assistance Period in order to assist Subservicer in complying with this Section 17.21(a).
     (b) If and to the extent requested by Servicer, whether prior to, upon, or following any termination of this Agreement, Subservicer shall reasonably assist Servicer in developing a plan which shall specify the tasks to be performed by the Parties in connection with the Termination Assistance Services and the schedule for the performance of such tasks. The transition plan shall include descriptions of the MLCC Services, service levels, fees, documentation and access requirements that will promote an orderly transition of the MLCC Services.
     (c) For a period of six (6) months following the Termination Assistance Period, Subservicer shall: (i) answer all reasonable and pertinent verbal or written questions from Servicer regarding the MLCC Services on an “as needed” basis; and (ii) deliver to Servicer any remaining Servicer-owned reports and documentation still in Subservicer’s possession.
[Signature page follows.]

     IN WITNESS WHEREOF, MERRILL LYNCH CREDIT CORPORATION and CENDANT MORTGAGE CORPORATION have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

MERRILL LYNCH CREDIT CORPORATION

By:	/s/ Lawrence P. Washington
Name: Title:

CENDANT MORTGAGE CORPORATION

By:	/s/ Joseph Sutter
Name: Joseph Sutter Title: Senior Vice President

EQUITY ACCESS® AND OMEGASM LOAN SUBSERVICING AGREEMENT
AMENDMENT AGREEMENT (FIDELITY CONVERSION)
By and Between
MERRILL LYNCH CREDIT CORPORATION
AND
PHH MORTGAGE CORPORATION
Dated as of
March 14, 2006

EQUITY ACCESS® AND OMEGASM LOAN SUBSERVICING AGREEMENT AMENDMENT AGREEMENT (FIDELITY CONVERSION)
          This Amendment Agreement (Fidelity Conversion) dated as of March 14, 2006 (this “Amendment Agreement”), by and between MERRILL LYNCH CREDIT CORPORATION, a Delaware corporation, with offices located at 4802 Deer Lake Drive East, Jacksonville, Florida 32246 (“MLCC”), and PHH MORTGAGE CORPORATION d/b/a PHH Mortgage Services, a New Jersey corporation, with offices located at 3000 Leadenhall Road, Mt. Laurel, New Jersey 08504 (“PHH”).
          WHEREAS, MLCC and PHH are parties to an Equity Access® and OmegaSM Loan Subservicing Agreement dated as of June 6, 2002 (as amended and supplemented as of the date hereof, the “Equity Access Agreement”); and
          WHEREAS, MLCC and PHH desire to reflect properly their agreement with respect to certain matters relating to the extension of the Equity Access Agreement and the conversion of certain information technology systems utilized in the performance of PHH’s obligations under the Equity Access Agreement, as set forth below;
          NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment Agreement, the parties hereto agree as follows:
     SECTION 1: Amendments to the Equity Access Agreement. The Equity Access Agreement is hereby amended as follows:
     Section 1.01 Section 1.01. The following definitions are added to Section 1.01 in alphabetical order:
“Active Loan” means any HELOC Loan that had an Outstanding Principal Balance greater than zero and/or had accrued and unpaid interest due during the month. A HELOC Loan shall be considered “active” for the month in which such HELOC Loan is paid in full.
“Active Loan Servicing Fee means, as applicable, (a) from the date hereof until the Fidelity Conversion Date $[* * *] or (b) if the Initial Termination Date shall be determined pursuant to clause (ii) of Section 14.04 hereof, (i) from the Fidelity Conversion Date until the first anniversary thereof (“Year One”), $[* * *], (ii) during the year following the first anniversary of the Fidelity Conversion Date (“Year Two”), $[* * *], and (iii) during the year following the second anniversary of the Fidelity Conversion Date (“Year Three”), $[* * *]; provided, however, that (A) in the event that the total number of Mortgage Loans subserviced during [* * *], the Active Loan Servicing Fee for [* * *] shall be $[* * *] and (B) in the event that the total number of Mortgage Loans subserviced during [* * *], the Active Loan Servicing Fee for [* * *] shall be $[* * *].”

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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“Fidelity Conversion Date means the date on which all Mortgage Loans are subserviced on the Fidelity system, as further described in Section 14.04(a) below.
“Inactive Loan” means any HELOC Loan other than an “active” HELOC Loan.
“Inactive Loan Servicing Fee means, as applicable, (a) from the date hereof until the Fidelity Conversion Date, $[* * *] or (b) if the Initial Termination Date shall be determined pursuant to clause (ii) of Section 14.04 hereof, (i) during [* * *], $[* * *], (ii) during [* * *], $[* * *], and (iii) during [* * *] $[* * *]; provided, however, that (A) in the event that the total number of Mortgage Loans subserviced during [* * *], the Inactive Loan Servicing Fee for [* * *] shall be $[* * *] and (B) in the event that the total number of Mortgage Loans subserviced during [* * *], the Inactive Loan Servicing Fee for [* * *] shall be $[* * *].”
“Year One means the twelve month period beginning on the Fidelity Conversion Date and ending on the first anniversary of the Fidelity Conversion Date.”
“Year Two means the twelve month period beginning on the first anniversary of the Fidelity Conversion Date and ending on the second anniversary of the Fidelity Conversion Date”
“Year Three means the twelve month period beginning on the second anniversary of the Fidelity Conversion Date and ending on the third anniversary of the Fidelity Conversion Date”
 (b) Section 1.01. The definition of “EDP” contained in Section 1.01 is hereby amended in its entirety to read as follows:
“EDP means (a) on and after the Fidelity Conversion Date, the electronic data processing system commonly referred to as the “Fidelity” system and (b) prior to the Fidelity Conversion Date, the MLCC computer tracking system used by MLCC as of January 1, 2001 to service Equity Loans, which computer tracking system is licensed to Subservicer pursuant to the Licensing Agreement, or (c) such other computer tracking system that Subservicer may utilize from time to time to subservice the Equity Loans, provided, that such other computer tracking system enables Subservicer to perform its obligations under this Agreement, including its obligation to produce the reports and provide the information required to be provided to the Servicer hereunder.”
(c)	Section 2.01(h). Section 2.01(h) is hereby amended in its entirety by replacing the text thereof with the following text: “With the exception of (i) Ancillary Fees, (ii) reasonable and customary wire transfer fees and (iii) any other reasonable and customary charges, including but not limited to charges expressly permitted by the Mortgage Note, Mortgage and Applicable Requirements (“Allowed Fees”), the Subservicer covenants and agrees

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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that it will not, without the prior written consent of the Servicer, charge or collect from any Mortgagor, or trustee under a deed of trust, any fees, other than Allowed Fees, of any kind including, but not limited to, charges for amounts expended by the Subservicer, regardless of the characterization of the fee or charge.”

d)	Section 2.02. The following sentence is added to Section 2.02 as the second sentence thereof: “At no time shall Subservicer have any legal or beneficial interest in any Mortgage Loan or Mortgage Loan Document, but only a custodial interest as provided in this Section 2.02 and Servicer shall at all times retain all of the legal and beneficial interests in each Mortgage Loan and Mortgage Loan Document.”

e)	Section 2.09. Section 2.09 is amended in its entirety to read as follows:
          “Section 2.09. Use of EDP; Conversion to Fidelity. (a) Nabanco/First Data EDP. Other than as set forth in Section 2.09(c) and other than as provided in the Asset Purchase Agreement, dated as of December 15, 2000, between Servicer and Subservicer, throughout the term of this Agreement, Subservicer shall pay [* * *] Dollars per [* * *] in payment for its use of, and access to, the EDP system commonly referred to as “Nabanco”. Such $[* * *] shall include all cost and expenses associated with the maintenance, use and service of such system and any third-party user or license fees. Subservicer shall continue to pay Servicer said sum for Nabanco until the Fidelity Conversion Date, at which time all such payment shall cease. No further payments shall be required so long as on or before [* * *], Subservicer mails credit cards to the Borrowers existing as of the Fidelity Conversion Date. In the event Subservicer is unable to mail new cards by [* * *], Subservicer shall remit [* * *] Dollars per [* * *] in payment for its continued use of the Nabanco EDP system, until the earlier of (a) the date the credit cards are mailed to the Borrowers existing as of the Fidelity Conversion Date or (b) [* * *]. In the event Subservicer is unable to mail new credit cards to the Borrowers existing as of the Fidelity Conversion Date on or before [* * *], Subservicer shall pay [* * *] Dollars per [* * *] for access to Nabanco for [* * *], for the term of the Equity Access® and OmegaSM Loan Subservicing Agreement dated as of June 6, 2002.
          (b) Change of EDP. Other than as set forth in Section 2.09(c), approval of Servicer, which may be withheld at Servicer’s sole discretion, must be obtained by Subservicer prior to the development of a new EDP and before the transfer of any Equity Loan to the new EDP. If Servicer approves such development or transfer, the development and transfer shall be on such terms as mutually agreed upon by the parties.
          (c) Transfer to Fidelity.
          (i) Servicer and Subservicer hereby agree that Subservicer may transfer Equity Loans to the new EDP commonly referred to as “Fidelity” upon the terms set forth in this Section 2.09(c). Subservicer shall pay for all costs and expenses incurred by it, Servicer or any other Person in connection with or arising from the conversion of the EDP from “Nabanco” to “Fidelity” provided that Servicer shall reimburse Subservicer for any reasonable and documented costs and expenses incurred by Subservicer in connection with or arising from the conversion,

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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de-conversion and/or related consulting services of the EDP from “Nabanco” to “Fidelity” that arise solely as a result of requirements relating to the conversion and operation of Fidelity that are imposed by Servicer but which are in addition to the requirements specified in the Statement of Work attached hereto as Exhibit P (such as additional functionality or enhancements to the standard product offering or customized reporting). Servicer shall reimburse Subservicer for such charges within thirty (30) days of receipt of the documented expense from Subservicer.
          (ii) Subservicer shall be responsible for and shall pay the costs and expenses of Subservicer’s information technology resources required for project management of the Fidelity EDP system and basic programming requirements for Subservicer’s internal information technology and other systems. Servicer shall be responsible for and shall pay the costs and expenses of dedicating sufficient Servicer personnel necessary to effectuate the conversion to Fidelity with respect to such EDP system’s interaction with Servicer’s information technology systems.
          (iii) In connection with the conversion to the Fidelity EDP system, Servicer agrees to pay the costs and expenses of (a), issuing new credit cards to Borrowers existing as of the Fidelity Conversion Date, (b) carrying out other transitional activities relating thereto (including credit card start-up costs and the creation of a Fidelity test region for Servicer) and (c) actual reasonable legal expenses, which collectively are anticipated to total [* * *]) (the “Servicer Card Conversion Amount”). In addition, Servicer agrees to pay the costs and expenses of preparing and mailing all customer notification related to the First Data to Fidelity conversion and issuing new checks to Borrowers existing as of the Fidelity Conversion Date.
          Servicer shall reimburse Subservicer for any such charges within thirty (30) days of receipt of the documented expense from Subservicer.
          (iv) In the event that during Year One, Year Two or Year Three, Subservicer utilizes the credit card functionality within the Fidelity system in connection with the performance by it or any of its affiliates of any servicing or subservicing activities for a Person other than Servicer, Subservicer shall reimburse Servicer [* * *], excluding any amounts paid by Servicer to reissue the credit cards.
          (v) In addition to entering into a contract with Fidelity for the conversion to the Fidelity EDP system to support credit card functionality for the Equity Access program, Subservicer will also enter into an agreement with First Data Resources Inc. (“FDR”) for certain processing services. Subservicer shall use best efforts to negotiate a termination date with FDR that will match the termination date of this Agreement (i.e., three years). However, in the event the minimum negotiated term of the FDR agreement is four (4) years, Servicer agrees to reimburse Subservicer for the costs and expenses incurred in the fourth year by Subservicer under said FDR contract. However, if Subservicer is utilizing credit card functionality for HELOC loans for a third-party private label client in Year 4, Servicer shall be relieved of the obligation to reimburse said costs and expenses incurred in the fourth year by Subservicer under the FDR contract.

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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          Section 2.27. Section 2.27 is hereby amended in its entirety by replacing the text thereof with the following text: “In performing its services and obligations under this Agreement, Subservicer shall have the right to select and engage the services of (at its own cost and expense) a lockbox vendor, a Visa® bank sponsor/credit card issuer and a card transaction provider.”
Section 2A.1. Section 2A.1 is hereby amended by (i) deleting the words “by overnight delivery service” in paragraph (a) and inserting in lieu thereof the words “by first class mail”; (ii) adding the following text at the end of paragraph (a): “The amount of Checks made available to Borrowers may be reduced by Subservicer from the amount of Checks made available to Borrowers on or prior to the date of this Agreement, but in no event shall the amount of Checks made available to Borrowers under this Agreement be less than the amount of checks made available by Subservicer to borrowers pursuant to its contractual arrangements with other mortgage loan subservicing clients, and Subservicer may reduce the number of colors used in printing the checks to two, provided print colors are pre-approved by MLCC. (iii) deleting the text “, pursuant to Servicer’s direction” in the first sentence of paragraph (b); and (iv) adding the following text at the end of paragraph (b): “In complying with its obligations under this Section 2A.1(b), Subservicer may clear Checks utilizing its existing banking relationships and in a manner substantially similar (and no less favorable to Servicer) to the manner in which it clears checks pursuant to its contractual arrangements with other mortgage loan subservicing clients.
Section 2A.2(h). The following text is added to Section 2A.2 as new paragraph (h): The parties agree that the “Sponsor Bank Interchange Fee” is the gross interchange fee paid to the Sponsor Bank. Of the Sponsor Bank Interchange Fee, Servicer shall be entitled to receive a “Private Label Interchange Fee”, calculated as follows. Subject to the Sponsor Bank Minimum Fee requirement set out below, Servicer shall be entitled to receive the “Private Label Interchange Fee” equal to [* * *]. Subservicer agrees to promptly remit to Servicer the Private Label Interchange Fee remitted to it by the Sponsor Bank
For the purposes of this Agreement, the following terms will have the meaning set out below.
“Sponsor Bank” shall mean UMB Bank, N.A., or such other Sponsor Bank as may be designated by the parties in the future.
“Sponsor Bank Minimum Fee” means the minimum fee required by the Sponsor Bank each month. In the event the Sponsor Bank Interchange Fee does not meet or exceed the Sponsor Bank Minimum Fee, then Servicer shall pay to Subservicer the difference between the amount of the “Sponsor Bank Interchange Fee” collected and the Sponsor Bank Minimum Fee, but not more than $[* * *] per month unless [* * *].
Section 2A.2(i). The following text is added to Section 2A.2 as new paragraph (i): “Subject to Section 2A.2(j), Servicer agrees that it shall reimburse Subservicer for all reasonable and documented monthly actual or minimum expenses charged by First Data Resource or UMB Bank to Subservicer and paid by Subservicer with respect to the provision of services by First Data Resource or UMB Bank to Subservicer required for the performance of Subservicer’s obligations under this Section 2A.2. Prior to any reimbursement obligation of Servicer under

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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this Section 2A.2(i), Subservicer shall submit to Servicer all documentation necessary to establish such expenses and the payment thereof.”
Section 2A.2(j). The following text is added to Section 2A.2 as new paragraph (j): “Subservicer agrees that Servicer shall be obligated to reimburse Subservicer for the expenses described in Section 2A.2(i) above only to the extent of Servicer’s proportional usage of the systems made available by First Data Resources, Inc. based upon [* * *]. Further, Subservicer agrees that it shall provide to Servicer in its monthly Subservicing Invoice each month a report detailing [* * *]. Servicer shall reimburse Subservicer for such expenses within fifteen (15) days of receipt of said invoice. In the event that such reports are not so provided to Servicer, Servicer shall have no obligation to reimburse Subservicer for any of the amounts described in Section 2A.2(i) above until such report is delivered to Servicer.”
Section 2A.2(k). The following text is added to Section 2A.2 as new paragraph (k): “The Servicer and the Subservicer agree to consult with each other from time to time with respect to the development of marketing strategies relating to the reissuance of credit cards and any new credit card access features, insofar as such strategies or features are not proprietary to third-party private label clients. Neither party shall have any obligation to incur any costs or expenses arising from its obligation to consult pursuant to this Section 2A.2(k).”
Section 6.02. Section 6.02 is hereby amended by (i) replacing the text “a sum equal to $[* * *]” appearing in paragraph (a) with the words “the applicable Active Loan Servicing Fee” and (ii) replacing the text “a sum equal to $[* * *]” appearing in paragraph (a) with the words “the applicable Inactive Loan Servicing Fee.”
Section 14.04(a). The first sentence of Section 14.04(a) is hereby amended in its entirety by replacing such sentence with the following: “Subservicer shall use commercially reasonable efforts to convert the Nabanco system to the Fidelity system on or before [* * *] (the “Fidelity Conversion Date”), although Subservicer’s commitment with respect to the conversion is dependent upon the performance of third party vendors over whom Subservicer does not have direct control. Therefore, the parties agree that the timing of the conversion and the success of the conversion cannot be determined with precision at this time. This Agreement shall automatically expire and terminate upon the earliest to occur of (i) the Fidelity Conversion Date, although the parties agree to consult with each other regarding the feasibility of this date and to grant such extension(s) as the parties may deem prudent and advisable under the circumstances, (ii) in the event the Fidelity Conversion shall have occurred prior to the Fidelity Conversion Date, or any extension thereof as mutually agreed, this Agreement shall terminate on the third anniversary of the date on which the Fidelity Conversion shall have occurred (such conversion date as evidenced by a notice from Servicer to Subservicer confirming that the Fidelity Conversion shall have occurred and the date thereof) (the applicable termination date as between (i) and (ii), the “Initial Termination Date”) or (iii) the date upon which the Origination Agreement is terminated in accordance with the terms thereof.”

[***] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

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Section 2. Amendment and Restatement of Equity Access Agreement. MLCC and PHH agree to amend and restate the Equity Access Agreement on or around the date on which the Fidelity Conversion occurs in order to reflect in one agreement all amendments made to the Equity Access Agreement (including the amendments contained in this Amendment Agreement) as of the date of such amendment and restatement.
Section 3. Governing Law. This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
Section 4. Headings. The descriptive headings contained in this Amendment Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Amendment Agreement.
Section 5. Counterparts. This Amendment Agreement may be executed (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 6. Ratification. Except as amended hereby, the Equity Access Agreement shall remain unmodified and in full force and effect, and is hereby ratified and confirmed.
Section 7. Defined Terms. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Equity Access Agreement.

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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MERRILL LYNCH CREDIT CORPORATION
By:	/s/ Lawrence P. Washington
	Name:	Laurence P. Washington
	Title:	CEO

PHH MORTGAGE CORPORATION
By:	/s/ Greg Gentek
	Name:	Greg Gentek
	Title:	Senior Vice President